Exhibit 10.1                  AGREEMENT

     THIS AGREEMENT ("Agreement") is made and entered into as of the 30th day of May, 1995, by and between EDWARD D. JONES & CO., L.P., a Missouri limited partnership ("Jones"), and TRI-TEK INFORMATION
SYSTEMS, INC., a Missouri corporation ("Tri-Tek").

RECITALS

     A. Tri-Tek holds itself out as possessing superior knowledge, expertise and experience in, among other things, (a) the design, configuration and assembly of customized computer software and hardware systems including, without limitation, customized file server systems, (b) the access to a broad range of vendors of all components for customized file server systems, and (c) the ability to purchase such components at the most competitive prices.

     B. Jones desires to engage Tri-Tek to finalize the development, and to assemble and sell, solely to Jones, customized file server systems which meet Jones' special needs and satisfy Jones' special requirements, and Tri-Tek desires to be so engaged, all on and subject to the terms and conditions set forth below.

AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth below, the parties hereto do hereby covenant and agree as follows:

 1. Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to those term as hereinafter set forth:

     1.1 "Actual Cost" means (a) as it relates to a System, the sum total of the actual cost to Tri-Tek for all System Components thereof,
(b) as it relates to each System Component not constructed by Tri-Tek, the actual cost to Tri-Tek for the System Component from the third party vendor thereof, or (c) as it relates to each System Component constructed by Tri-Tek (including, without limitation, the Monitoring/Control Subsystem), the actual cost to Tri-Tek for the System Components (purchased by Tri-Tek from third party vendors thereof) which are utilized by Tri-Tek to construct the System Component (such as the Monitoring/Control Subsystem).

     1.2 "Affiliates" means (a) Jones Companies, (b) all entities, other than Jones, which directly are controlled by Jones Companies (as is Jones) and/or its general partners, and (c) all entities which indirectly are controlled by Jones Companies and/or its general partners including, without limitation, all entities which directly or indirectly are controlled by Jones. For the foregoing purposes, (y) control of the general partner(s) of a limited partnership constitutes control of the partnership, and (z) once an entity becomes an Affiliate, it thereafter shall continue to constitute an Affiliate for all purposes of this Agreement, even if it ceases to satisfy the foregoing definitional criteria of an Affiliate. All Affiliates shall be deemed to be third party beneficiaries of this Agreement.




     1.3 "Allowance" means the dollar amount, or monetary equivalent of value or other consideration, not reflected in Actual Cost which, directly or indirectly, is received by Tri-Tek from or for a vendor to Tri-Tek of one or more System Components on account of Tri-Tek's purchase of any System Component(s) from the vendor. Allowances shall not include CO-OP Dollars.

     1.4 "Assembly Charge" means $350.00 (in the case of a System, there being no Assembly Charge in the case of any System Component).

     1.5  "Audit" shall have the meaning ascribed to that term in
Section 7.6 below.

     1.6 "Bankruptcy Code" means The Bankruptcy Code of 1978, as amended, 11 U.S.C. S101, et. seq., as hereafter amended from time-to-time.

     1.7 "Business Day" means Monday through Friday which is not a Federal or Missouri legal holiday.

     1.8 "Conforming Systems" means Systems which, together with all System Components properly to constitute a part thereof, individually and collectively, conform with all representations and warranties contained in this Agreement in respect thereof including, without limitation, the representation and warranty that they meet all approved Specifications and otherwise meet Jones' Needs at the time.

     1.9 "Contractor" means a person, other than an employee of Tri-Tek, or an entity, in each instance who or which heretofore and/or hereafter participated and/or participates, directly or indirectly, with Tri-Tek in the development of Systems including, without limitation, System Components heretofore developed and/or hereafter to be developed (and constructed) by Tri-Tek pursuant to this Agreement.

     1.10 "CO-OP Dollars" means credits (a) made available by any vendor to Tri-Tek of any System Component which that vendor makes available to Tri-Tek and which other vendors of like items at the time generally make available to the same extent in the ordinary course of their respective businesses to purchasers of like or similar items,
(b) to Tri-Tek's account and/or otherwise made available to Tri-Tek as a result of Tri-Tek's purchase of any System Component(s) from the vendor, (c) which may be redeemed by Tri-Tek solely to obtain services of and from the vendor, or another, for free or at a discount, in exchange for such credits, (d) which are lost if not used, and (e) which do not result in an increase in the Actual Cost of the System Component(s) when compared with the cost for the System Component(s) then available to Tri-Tek from another vendor of the System Component(s).

     1.11 "Copyright Act" means the Copyright Act of 1976, as amended, 17 U.S.C. S101, et. seq., as hereafter amended from time-to-time.

     1.12 "Cost And Vendor Schedule" means the from time-to-time approved schedule which identifies (a) particular System Components to be purchased by Tri-Tek from third party vendors, the vendors to Tri-



Tek of such System Components, respectively, and the manufacturer of such System Components, respectively, (b) the maximum cost (i) to Jones and Maintenance Providers, respectively, of (A) each System Component not constructed by Tri-Tek if sold separately, and (B) each System Component constructed by Tri-Tek (including, without limitation, the Monitoring/Control Subsystem) if sold separately, and
(ii) to Jones of each System, each such maximum cost being subject to the applicable Profit Percent and, in the case of Systems, also the Assembly Charge, in each instance pursuant to Section 7.1 below, and
(c) generally, as a whole, all System Components not otherwise identified with particularity or included pursuant to the foregoing (such as, without limitation, nuts, bolts and screws) and the total cost associated therewith, in each and every instance which are reflective of Actual Cost and the Specifications at the time in question. The initially approved Cost And Vendor Schedule is attached hereto as Exhibit 1.12.

     1.13 "Customer" means an individual or entity or any type who or which, at the time is question, is a actual or potential customer or client of Jones and/or any Affiliate.

     1.14 "Design Specifications" means the from time-to-time approved specifications of the design of Systems and of particular System Components. The current Design Specifications for the Prototype System (and for particular System Components thereof) including, without limitation, the manner in which the System Serial Number and the MCS Serial Number, respectively, are to be determined and the location on, as applicable, Systems and the Monitoring/Control Subsystem at which such numbers are to be etched, include, without limitation, those which are set forth on Exhibit 1.14 hereto and on other exhibits hereto.

     1.15 "Developed Firmware" means a System Component which consists of firmware developed by Tri-Tek (whether alone or in conjunction with Jones) which is embedded in any other System Component including, without limitation, the firmware embedded in any Monitoring/Control Subsystem.

     1.16 "Developments" means any and all items made, developed, conceived and/or reduced to practice by Tri-Tek (or by anyone for Tri-Tek or otherwise on Tri-Tek's behalf) (a) in anticipation of and/or pursuant to this Agreement, and/or (b) in connection with, or in any way related to, the design, development and/or construction of any System and/or any System Component, in each instance whether or not the item was, is and/or hereafter is (w) at any time utilized in any System or any System Component, (x) written, oral or otherwise, (y) patentable or copyrightable, and/or (z) heretofore and/or hereafter made, developed, conceived and/or reduced to practice by Tri-Tek alone and/or in conjunction with others (including, without limitation, Jones) including, without limitation, any and all inventions, works-of-authorship, ideas, processes, formulas, works, materials, software (including, without limitation, all source codes, object codes and microcodes), specifications, systems, drawings, sketches, models, circuits, firmware, computer boards, computer cards, layouts, algorithms, samples, tools, computers and other similar apparatus,



programs, research, technical and business information and data, and all other work product of Tri-Tek.

     1.17 "Document Production" shall have the meaning ascribed to that term in Section 7.4 below.

     1.18 "Documents" shall have the meaning ascribed to that term in
Section 7.5 below.

     1.19 "Final Phase One Test Date" shall have the meaning ascribed to that term in Section 4.1.5 below.

     1.20 "Final Phase Two Test Date" shall have the meaning ascribed to that term in Section 4.2.5 below.

     1.21 "Final Rejection Notice" shall have the meaning ascribed to that term in Section 5.7.1 below.

     1.22 "Indemnified Parties" shall have the meaning ascribed to that term in Article 12 below.

     1.23 "Initial Phase One Test Date" shall have the meaning ascribed to that term in Section 4.1.3 below.

     1.24 "Initial Phase Two Test Date" means the last day of the Initial Phase Two Test Period.

     1.25 "Initial Phase Two Test Period" means the period which (a) commences on the Phase One Completion Date, and (b) ends on that day which is three months after the Phase One Completion Date plus, if and as applicable, the number of days of Tri-Tek's delayed performance in the timely delivery of any Phase Two Test Systems pursuant to
Section 4.2.1 below, subject, however, to Section 4.2.9 below.

     1.26 "Initial Phase Two Test Systems" shall have the meaning ascribed to that term in Section 4.2.1 below.

     1.27 "Initial Rejection Notice" shall have the meaning ascribed to that term in Section 5.7.1 below.

     1.28 "Invoice" shall have the meaning ascribed to that term in
Section 7.2.1 below.

     1.29 "Jones' Additional Deposit" means the sums set forth in
Section 2.4 below.
     1.30 "Jones' Branch Office" means a business office of Jones other than Jones' Headquarters.

     1.31 "Jones Companies" means The Jones Financial Companies, a limited partnership.

     1.32 "Jones' Confidential Information" means information which
(a) relates in any manner or fashion to a System (or any part or element thereof including, without limitation, any System Component),
(b) relates in any manner or fashion to the development and/or use of a System (or any part or element thereof including, without



limitation, a System Component), (c) directly or indirectly relates in any manner or fashion to Jones' business, and/or (d) Jones treats as confidential, in each instance whether written, oral or otherwise, whether or not patentable or copyrightable, and whether or not marked "Confidential". Specifically, but without limiting the generality of the foregoing, Jones' Confidential Information includes all Developments, all Jones' Software, all Specifications, all information which Jones expressly informs Tri-Tek is confidential, and all information concerning Jones' business including, without limitation, Jones' manner of doing business, its Customers, its sales volume and its profits. Notwithstanding the foregoing, Jones' Confidential Information does not include information which is (x) generally known in the relevant industry or industry segment other than on account of a breach of this Agreement by Tri-Tek, (y) described in an issued or published U.S. or non-U.S. patent, or (z) disclosed to Tri-Tek by a third party, other than a Maintenance Provider or affiliate of Jones, not having an obligation of confidence to Jones. As between Tri-Tek and Jones, Tri-Tek shall have the burden of proving that information does not constitute Jones' Confidential Information.

     1.33 "Jones' Headquarters" means Jones' principal business headquarters located at 201 Progress Parkway, St. Louis, Missouri
63043, or such other location of which Jones gives Tri-Tek written notice from time-to-time.

     1.34 "Jones' Initial Deposit" means the sum of $250,000.

     1.35 "Jones' Needs" means the needs of Jones to be satisfied by Systems, as such needs evolve and change from time-to-time and are expressed in writing or in any other recorded media by Jones to Tri-Tek from time-to-time. Jones' Needs, as of the date of this Agreement, are set forth in this Agreement (including, without limitation, in Section 3.2.7 below and in Article 10 below) and/or on
Exhibit 1.35 hereto.

     1.36 "Jones' Software" means System Components which consist of all software supplied by Jones to Tri-Tek from time-to-time for installation into Systems, all rights to which are owned by Jones, including, without limitation, software which Jones develops specifically for use with Systems.

     1.37 "Jones' Third Party Software" means System Components which consist of all software supplied by Jones to Tri-Tek for installation into Systems, the rights to which are licensed by a third party to Jones, including, without limitation, the operating system software and database software.

     1.38 "Maintenance Providers" means those entities with which Jones from time-to-time has an agreement to maintain, among other things, Systems, the identity of which Jones gives Tri-Tek written notice from time-to-time.

     1.39 "Monitoring/Control Subsystem" (or "MCS") means a System Component which consists of a computer board, the current design, functions and performance specifications of which include, without



limitation, those which are set forth on Exhibit 1.39 hereto, which is to be constructed by Tri-Tek with other System Components.

     1.40 "MCS Serial Number" means a number assigned to each Monitoring/Control Subsystem. The manner in which such number is to be determined and the location on the Monitoring/Control Subsystem at which such number is to be etched are encompassed by the Design
Specifications.

     1.41 "Packaging Specifications" means the specifications for the packaging, for delivery, of Systems including, without limitation, those which are set forth in Exhibit 1.41 hereto.

     1.42 "Performance Specifications" means the from time-to-time approved specifications of the performance and functions of Systems and of particular System Components. The current Performance Specifications for the Prototype System (and for particular System Components thereof) include, without limitation, those which are set forth on Exhibit 1.42 hereto and on other exhibits hereto.

     1.43 "Phase One Completion Date" means the day on which Jones conditionally acknowledges in writing to Tri-Tek pursuant to
Section 4.1.7 below, or is deemed conditionally to have acknowledged pursuant to, as applicable, Section 4.1.3 or Section 4.1.5 below, that the Phase One Test Systems constitute Conforming Systems.

     1.44 "Phase One Systems Test Date" means that date which is 45 days after the Specification Date, or such earlier or later date as provided in and/or determined pursuant to Section 3.2.4 below.

     1.45 "Phase One Test Systems" means three Systems.

     1.46 "Phase Two Completion Date" means the day on which Jones conditionally acknowledges in writing to Tri-Tek pursuant to
Section 4.2.9 below, or is deemed conditionally to have acknowledged pursuant to, as applicable, Section 4.2.3 or Section 4.2.5 below, that all Phase Two Test Systems constitute Conforming Systems.

     1.47 "Phase Two Test Period" means that period of time which (a) commences on the Phase One Completion Date, and (b) ends on the Phase Two Completion Date.

     1.48 "Phase Two Test Systems" means the Systems ordered by Jones from Tri-Tek pursuant to Purchase Orders during the Phase Two Test Period.

     1.49 "Price"  shall have the meaning ascribed to that term in
Section 7.1 below.

     1.50 "Profit Percent" means (a) 15% in the case of a System, and
(b) 5% in the case of a System Component, in each instance subject, however, to decrease pursuant to Section 7.7(b) below.

     1.51 "Project Manager" shall have the meaning ascribed to that term in Article 11 below.



     1.52 "Prototype System" means the file server system, as of the date of this Agreement, which has heretofore been developed for Jones, jointly by Tri-Tek and Jones, in anticipation of the execution of this Agreement and is intended by Tri-Tek and Jones as a basis further to develop Systems.

     1.53 "Purchase Order" means (a) an order submitted to Tri-Tek by Jones to purchase Conforming Systems and/or particular System
Components, and (b) an order submitted to Tri-Tek by a Maintenance Provider to purchase particular System Components.

     1.54 "RAID System" means a System Component, the current design, functions and performance specifications of which include, without limitation, those which are set forth on Exhibit 1.54 hereto.

     1.55 "System Serial Number" means a number assigned to each System. The manner in which such number is to be determined and the location on the System at which such number is to be etched are encompassed by the Design Specifications.

     1.56 "Specification Date" means the tenth Business Day after the date of this Agreement first written above, or such earlier or later date as Tri-Tek and Jones mutually may agree in writing subject, however, to extension pursuant to Section 3.1.2 below.

     1.57 "Specifications" means the from time-to-time approved Design Specifications and the from time-to-time approved Performance
Specifications, collectively.

     1.58 "Standing Order" shall have the meaning ascribed to that term in Section 5.1.1 below.

     1.59 "Systems" means file server systems which are assembled by Tri-Tek for Jones, some of which may constitute Conforming Systems.
     1.60 "System Components" means all components (including, without limitation, Jones' Software, Tri-Tek's Third Party Software, Jones' Third Party Software, Developed Firmware, the RAID System and the Monitoring/Control Subsystem) of a System including, without limitation, (a) those components identified with particularity on any Cost And Vendor Schedule, and (b) those components (including, without limitation, those components set forth on any Cost And Vendor Schedule) which constitute a part of one or more other System Components.

     1.61 "System Lessors" shall have the meaning ascribed to that term in Section 14.1 below.

     1.62 "Technology Changes" means technology innovations, updates and/or enhancements which may improve or otherwise affect Systems
(including one or more System Components).

     1.63 "Test Systems" means the Phase One Test Systems and the
Phase Two Test Systems.



     1.64 "Third Parties" means the owner of the right to license or sell, as the case may be, Jones' Third Party Software and/or Third Party Rights.

     1.65 "Third Party Rights" means any proprietary rights which are owned by one or more third parties including, without limitation, any and all patent rights, copyright rights and mask work rights in or to
(a) any of Tri-Tek's Third Party Software or (b) other System
Components.

     1.66 "Third Party Firmware" means System Components which consist of all software embedded in any other System Component, the rights to which are owned by a third party, including, without limitation, the software that is part of the RAID System.

     1.67 "Tri-Tek's Headquarters" means 425 Woodsmill Road South, Suite 270, Chesterfield, Missouri 63017, which now constitutes Tri-Tek's principal business headquarters, or such other location as Tri-Tek and Jones hereafter mutually may agree in writing from time-to-time.

     1.68 "Tri-Tek's Third Party Software" means System Components which consist of all software, the rights to which are owned by a third party, including, without limitation, Third Party Firmware, but not including Jones' Third Party Software (or Jones' Software or Developed Firmware, the rights to which are not owned by a third party).

     1.69 "UCC" means the Missouri Uniform Commercial Code, as amended, Mo. Rev. Stat. S400.1-101, et. seq., as hereafter amended from time-to-time.

 2.  Jones' Initial Deposit And Jones' Additional Deposit.

     2.1 Payment Of Jones' Initial Deposit. Unless already paid by Jones to Tri-Tek, which only would be paid in anticipation of the execution and delivery of this Agreement, upon the execution and delivery of this Agreement by Tri-Tek and Jones, Jones shall pay Jones' Initial Deposit to Tri-Tek. Jones' Initial Deposit shall be dealt with as further provided in this Agreement.

     2.2 Refund Of Jones' Initial Deposit. Without limiting the generality of Section 2.1 above, Tri-Tek shall refund Jones' Initial Deposit, in full or in part, to Jones as and when so provided in this Agreement.

     2.3  Application Of Jones' Initial Deposit.  Jones' Initial
Deposit shall serve as, among other things, a deposit by Jones against the sale and delivery by Tri-Tek to Jones of the first 1,000 Systems (excluding only the Phase One Test Systems) purchased by Jones from Tri-Tek at any time pursuant to this Agreement for which Jones has a payment obligation under any section of this Agreement. In furtherance thereof, on the date on which payment is made by Jones to Tri-Tek for a System other than a Phase One Test System, (a) Jones' Initial Deposit shall be decreased by the sum of $250.00 for each such System, and (b) Jones shall thereby be deemed then to have paid Tri-



Tek the sum of $250.00 for each such System, in each instance until such time as Jones' Initial Deposit is exhausted fully thereby or is refunded by Tri-Tek to Jones pursuant to this Agreement.

     2.4 Payment Of Jones' Additional Deposit. Jones shall pay the following amounts to Tri-Tek on the following dates, namely (a) $100,000.00 on the Phase One Completion Date, (b) $50,000.00 on the Phase Two Completion Date, and (c) $100,000.00 on that day which is 60 days after the Phase Two Completion Date (such $250,000 being collectively referred to herein as "Jones' Additional Deposit") provided, in each instance, that this Agreement is not terminated for any reason prior to the stated date. Jones' Additional Deposit shall be dealt with as further provided in this Agreement.

     2.5 Refund Of Jones' Additional Deposit. Without limiting the generality of Section 2.4 above, Tri-Tek shall refund Jones'
Additional Deposit, in full or in part, to Jones as and when so provided in this Agreement.

     2.6 Application Of Jones' Additional Deposit. Jones' Additional Deposit shall, among other things, serve as a deposit by Jones against the sale and delivery by Tri-Tek to Jones of the first 2,500 Systems (excluding only the Phase One Test Systems) purchased by Jones from Tri-Tek at any time pursuant to this Agreement for which Jones has a payment obligation under any section of this Agreement. In furtherance thereof, on the date on which payment is made by Jones to Tri-Tek for a Conforming System other than a Phase One Test System,
(a) Jones' Initial Deposit shall be decreased by the sum of $100.00 for each such System, and (b) Jones shall thereby be deemed then to have paid Tri-Tek the sum of $100.00 for each such System, in each instance until such time as Jones' Additional Deposit is exhausted fully thereby or is refunded by Tri-Tek to Jones pursuant to this Agreement.

     2.7 Minimum Purchase Of Systems. Notwithstanding Section 2.3 and/or Section 2.6 above, there shall be no minimum number of Systems which Jones is required to purchase from Tri-Tek pursuant to this Agreement.

 3.  Development Of System And System Components.

     3.1 Tri-Tek's Initial Duties. Tri-Tek and Jones acknowledge that the Prototype System does not satisfy Jones' Needs as of the date of this Agreement. Until the Specification Date, Tri-Tek shall continuously and diligently use its best efforts further to develop a System (including, without limitation, all System Components to be developed by Tri-Tek, such as the Monitoring/Control Subsystem) which meets Jones' Needs on the Specification Date, to produce revised Specifications for such System and to develop all other Developments related to such System. In furtherance thereof:

          3.1.1 On the Specification Date, Tri-Tek shall deliver proposed revised Specifications for such System to Jones together with Tri-Tek's proposed revised Cost And Vendor Schedule reflective of such proposed revised Specifications, and Tri-Tek shall thereby be deemed to represent and warrant to Jones that (a) such proposed revised



Specifications are for a System, including System Components, which will meet Jones' Needs at that time, and (b) such proposed revised Cost and Vendor Schedule reflects a System, including System
Components, which embody such Specifications.

          3.1.2 If Jones, in its sole and absolute discretion, approves such proposed revised Specifications and such proposed revised Cost And Vendor Schedule by giving written notice thereof to Tri-Tek within ten Business Days after the Specification Date, such proposed revised Specifications and such proposed revised Cost And Vendor Schedule shall then become, as applicable, the then approved Specifications and the then approved Cost And Vendor Schedule. Jones' failure so to approve both such proposed revised Specifications and such proposed revised Cost And Vendor Schedule shall constitute Jones' rejection of both of them on such tenth Business Day unless, prior to the expiration of such ten day period, Jones agrees, by written notice to Tri-Tek, to extend the Specification Date, in which event the foregoing provisions of this Section 3.1 shall again be applicable regarding the extended Specification Date.

          3.1.3 If, for any reason whatsoever, Jones does not approve, and thereby rejects, such proposed revised Specifications and such proposed revised Cost And Vendor Schedule, (a) such rejection shall constitute Jones' termination of this Agreement for cause, (b) Tri-Tek shall refund Jones' Initial Deposit in full to Jones within five Business Days after the date of such rejection, and (c) within such period, Tri-Tek also shall refund to Jones the full amount of Jones' Additional Deposit which Jones may theretofore have paid Tri-Tek.

          3.1.4  If Jones approves such proposed revised
Specifications and proposed revised Cost And Vendor Schedule, Tri-Tek fully shall develop and assemble the Phase One Test Systems by the Phase One Systems Test Date.

          3.1.5  Approval by Jones of such proposed revised
Specifications and proposed revised Cost And Vendor Schedule shall be in reliance on all representations and warranties deemed made by Tri-Tek in respect thereof.

     3.2  Tri-Tek's Further Duties.

          3.2.1 Until the Specification Date, Tri-Tek shall continuously and diligently (a) keep apprised of all Technology Changes, and (b) timely advise Jones of all Technology Changes and of Tri-Tek's expectation of the changes, if any, to the then approved Cost And Vendor Schedule which are reflective of such Technology Changes in the event Jones elects to avail itself of some or all of such Technology Changes.

          3.2.2 On and after the Specification Date, Tri-Tek shall continuously and diligently (a) keep apprised of all Technology
Changes, and (b) timely advise Jones of all such Technology Changes by, at Tri-Tek's sole cost and expense, preparing and submitting proposed revisions of the then approved Specifications, as applicable, and, if applicable, the then approved Cost And Vendor Schedule, in



each instance which are reflective solely of such Technology Changes and implementation of such Technology Changes into Systems, and Tri-Tek shall thereby be deemed to represent and warrant to Jones that (y) such proposed revised Specifications reflect such Technology Changes and are for a System, including System Components, which will meet Jones' Needs at that time, and (z) such proposed revised Cost and Vendor Schedule reflects a System, including System Components, which embody such Technology Changes. In revising any Cost And Vendor Schedule pursuant to this Section 3.2.2, Tri-Tek shall not have the right to change any System Component which is not directly related to the Technology Change or to change the maximum cost to Jones of any other System Component.

          3.2.3 Without limiting the generality of Section 3.2.2 above, after the Specification Date, Tri-Tek, at its sole cost and expense, shall prepare and submit to Jones Tri-Tek's proposed revised Specifications, if and as applicable, and, if applicable, Tri-Tek's proposed revised Cost And Vendor Schedule, in each instance which are reflective of Jones' Needs including, without limitation, changes in System Components (including the manufacturer thereof), updates and enhancements of Systems and System Components, and/or the inclusion, in Systems and System Components, of additional System Components which Jones then conditionally requests be made (in each instance including, without limitation, those which may have been previously submitted by Tri-Tek to Jones pursuant to Section 3.1.1 and/or
Section 3.2.2 above but not previously approved by Jones), and Tri-Tek shall thereby be deemed to represent and warrant to Jones that (a) such proposed revised Specifications reflect the items conditionally requested by Jones and are for a System, including System Components, which will meet Jones' Needs at that time, and (b) such proposed revised Cost and Vendor Schedule reflects a System, including System Components, which embody such Specifications. In revising any Cost And Vendor Schedule pursuant to this Section 3.2.3, Tri-Tek shall not have the right to change any System Component which is not directly related to the items which Jones conditionally requests be made or to change the maximum cost to Jones of any other System Component. Such proposed revision(s) shall be submitted by Tri-Tek to Jones within 60 days after the day on which Jones from time-to-time requests the proposed revision(s).

          3.2.4 If Jones, in its sole and absolute discretion, approves, as applicable, the proposed revised Specifications and the proposed revised Cost And Vendor Schedule which are submitted by Tri-
Tek to Jones pursuant to Section 3.2.2 or Section 3.2.3 above, Jones shall give Tri-Tek written notice thereof within 30 Business Days after the day on which such items are in-hand received by Jones from Tri-Tek, in which event (a) the proposed revised Specifications and/or the proposed revised Cost And Vendor Schedule, as applicable, shall then become, the approved Specifications and/or the approved Cost And Vendor Schedule, as applicable, (b) Tri-Tek shall continuously and diligently develop all other Developments related thereto, and (c) subject to changes in Jones' Needs and further revisions of such approved Specifications pursuant to this Agreement, all Systems and, as applicable, System Components which are delivered by Tri-Tek to Jones and each Maintenance Provider, respectively, commencing no later than 60 days after the date on which such notice of approval is given



shall conform with such newly approved Specifications and otherwise meet Jones' Needs at that time. Notwithstanding the foregoing, if Jones approves, as applicable, any proposed revised Specifications and the corresponding proposed revised Cost And Vendor Schedule, if any, which are (is) submitted by Tri-Tek to Jones pursuant to Section 3.2.2 or Section 3.2.3 above on or before the Phase One Systems Test Date, the Phase One Systems Test Date automatically shall be extended by such 60 day period, or by such lesser or greater period of time as Tri-Tek and Jones mutually may agree in writing. Jones' failure so to accept, as applicable, such proposed revised Specifications and such proposed revised Cost And Vendor Schedule shall constitute its rejection thereof unless, before the expiration of such 30 day period, Jones extends the date by which it shall have to approve such items, in which event the foregoing provisions of this Section 3.2.4 shall apply in respect of such extended date.

          3.2.5 After the Specification Date, Tri-Tek shall (a) change a vendor of a System Component if such vendor no longer sells or is not able legally to sell the System Component, (b) change a vendor of a System Component if Tri-Tek is able to purchase the same System Component from another vendor at a reduced price, and (c) change a vendor of a System Component when required or directed by Jones pursuant to Section 6.2 below. In any such event, Tri-Tek, at its sole cost and expense, shall prepare and submit to Jones Tri-Tek's proposed revised Cost And Vendor Schedule which reflects the change in vendor and, at the same time, provide Jones with Tri-Tek's reasons for the change in accordance with the foregoing provisions of this
Section 3.2.5. Such proposed revised Cost And Vendor Schedule may not contain an increase or decrease in the cost of the affected System Component, whether or not the cost to Tri-Tek of the affected System Component increases or decreases as a result of the change in vendor, unless the change results solely as a result of (y) a vendor no longer selling or no longer being able legally to sell the System Component, or (z) Jones' requirement or direction pursuant to Section 6.2 below, in which events the proposed revised Cost And Vendor Schedule shall reflect the actual increase or decrease in the cost to Tri-Tek from the new vendor of the affected System Component. Jones shall be deemed to approve such proposed revised Cost And Vendor Schedule upon its receipt of same, subject, however, to Jones' continuous rights under Section 6.2 below.

          3.2.6 After the Specification Date, Tri-Tek, at its sole cost and expense, shall correct all failures in all Systems and System Components in order for them continuously to meet the applicable Specifications and Jones' Needs at the applicable time including, without limitation, correcting programming errors and/or bugs contained in such Systems and System Components.

          3.2.7 After the Specification Date, Tri-Tek shall (a) permanently etch the System Serial Number to the outside of each System in 8 point type, (b) electronically store the same number in the System so that the System Serial Number of the System may be retrieved by Jones pursuant to software which permits such retrieval,
(c) permanently etch the MCS Serial Number to the outside of each Monitoring/Control Subsystem in 8 point type, and (d) electronically store the same number in the Monitoring/Control Subsystem so that such



MCS Serial Number of the Monitoring/Control Subsystem may be retrieved by Jones pursuant to software which permits such retrieval.

          3.2.8 Notwithstanding any of the foregoing provisions of this Section 3.2, and without diminishing any of Tri-Tek's other obligations under this Agreement, in the event Jones requests Tri-Tek to correct a failure in any System or System Component to meet the applicable Specifications and/or Jones' Needs at the applicable time including, without limitation, the correction of programming errors and/or bugs, Tri-Tek promptly shall, at its sole cost and expense, locate and correct the problem of which Jones is complaining even if Tri-Tek believes that the problem is due to Jones' Software or Jones' Third Party Software or another item for which Tri-Tek has no responsibility under this Agreement, and irrespective of whether Tri-Tek believes that correction of the problem involves a Technology Change for which Jones could have monetary liability under this Agreement. If, however, Tri-Tek believes that correction of the complained-of problem involves correction of a problem with Jones' Software or Jones' Third Party Software or another item for which Tri-Tek has no responsibility under this Agreement, or involves a Technology Change for which Jones could have monetary liability under this Agreement, Tri-Tek shall, before correcting the problem, so advise Jones in writing and thereafter receive Jones' authorization to correct the problem before proceeding to correct the problem. Such authorization shall not constitute Jones' acknowledgment that Jones could have any monetary liability for correction of the complained-of problem. Tri-Tek's correction of the problem shall not constitute its release of any monetary claim which it may have against Jones to pay for Tri-Tek's correction of the problem if, but only if, Tri-Tek timely has given the aforesaid notice to Jones and it is later conclusively determined that correction of the complained-of problem solely constituted correction of a problem with Jones' Software or Jones' Third Party Software or another item for which Tri-Tek has no responsibility under this Agreement, or involves a Technology Change for which Jones could have monetary liability under this Agreement, in which events Jones shall reimburse Tri-Tek for all costs of and to Tri-Tek which are directly attributable to Tri-Tek's correction of the problem.

          3.2.9  Approval by Jones of any proposed revised
Specifications and any proposed revised Cost And Vendor Schedule to which reference is made in this Section 3.2 shall be in reliance on all representations and warranties deemed made by Tri-Tek in respect thereof.

 4.  Testing Of Systems.

     4.1 Phase One Testing. Subject to Jones' termination of this Agreement pursuant to Section 3.1.3 above:

          4.1.1 Tri-Tek shall deliver, at its sole cost and expense, the Phase One Test Systems and all Developments in respect thereof to Jones at Jones' Headquarters for actual receipt by Jones on or before the Phase One Systems Test Date. Title to, and sole ownership of, the Phase One Test Systems shall be deemed to pass to Jones on the date of such delivery, subject, however, to such title and ownership reverting



to Tri-Tek as provided in Section 4.1.6 below. The total cost to Jones for all of the Phase One Test Systems shall not exceed, in the aggregate, the lesser of (a) the Actual Cost for the Phase One Test Systems, and (b) the sum of $30,000, and Jones shall pay for all Phase One Test Systems within 10 days after the day on which such Invoice is rendered. Payment of such Invoice shall not constitute a waiver or release by Jones of any claims which it may have against Tri-Tek (x) that the Phase One Test Systems do not constitute Conforming Systems including, without limitation, any right or remedy under this
Article 4 if any of the Phase One Test Systems do not constitute Conforming Systems, (y) under Article 10 below, or (z) regarding the appropriateness of any charges on such Invoice.

          4.1.2 Jones, by written notice to Tri-Tek at any time, may terminate this Agreement for cause if Tri-Tek does not deliver the Phase One Test Systems and all Developments in respect thereof to Jones at Jones' Headquarters by the Phase One Systems Test Date, in which event (a) Tri-Tek shall refund Jones' Initial Deposit in full to Jones within five Business Days after the date on which such notice is given, (b) within such period, Tri-Tek also shall refund to Jones the full amount of Jones' Additional Deposit which Jones may theretofore have paid Tri-Tek, and (c) within such period, Tri-Tek also shall refund to Jones the full amount which Jones may theretofore have paid Tri-Tek pursuant to Section 4.1.1 above.
          4.1.3 Subject to Jones' termination of this Agreement for cause pursuant to Section 4.1.2 above, Jones shall have 100 days after the day on which the Phase One Test Systems and the Developments in respect thereof are delivered by Tri-Tek to Jones (the last day of such period being referred to herein as the "Initial Phase One Test Date") within which to test the Phase One Test Systems at Jones' Headquarters in order for Jones itself conditionally to determine if the Phase One Test Systems constitute Conforming Systems. If, on or before the Initial Phase One Test Date, Jones, for any reason whatsoever in its sole and absolute discretion, determines that any one or more of the Phase One Test Systems do not constitute Conforming Systems, Jones may, no later than the Initial Phase One Test Date, return the Phase One Test Systems to Tri-Tek, at Tri-Tek's sole cost and expense, and at about the same time provide Tri-Tek with a written explanation of why Jones has determined that the Phase One Test Systems do not constitute Conforming Systems, failing which Jones shall be deemed conditionally to have acknowledged that the Phase One Test Systems constitute Conforming Systems as of the Initial Phase One Test Date. Such acknowledgment shall not, however, constitute a waiver or release by Jones of any claims which it may have against Tri-Tek (a) that the Phase One Test Systems do not constitute Conforming Systems, or (b) under Article 10 below.

          4.1.4 If Jones returns any of the Phase One Test Systems to Tri-Tek as permitted by Section 4.1.3 above, Tri-Tek, at its sole cost and expense, shall, within 30 days after the day on which the Phase
One Test Systems are returned to it, (a) modify such Phase One Test Systems in order for them to constitute Conforming Systems, and (b) deliver the modified Phase One Test Systems to Jones at Jones' Headquarters for actual receipt by Jones by the last day of such 30 day time period. If Tri-Tek does not satisfy such obligations timely, Jones shall have the right to terminate this Agreement for cause by



written notice thereof to Tri-Tek at any time, in which event all of the provisions of Section 4.1.6 below shall apply.

          4.1.5  If Tri-Tek satisfies its obligations under
Section 4.1.4 above, Jones shall have 30 days after the day on which the last of the modified Phase One Test Systems is delivered by Tri-Tek to Jones (such last day of such period being referred to herein as the "Final Phase One Test Date") within which to test the modified Phase One Test Systems and, if applicable, the other Phase One Test Systems at Jones' Headquarters in order for Jones itself conditionally to determine if the modified Phase One Test Systems and, if applicable, the other Phase One Test Systems constitute Conforming Systems. If, on or before the Final Phase One Test Date, Jones, for any reason whatsoever in its sole and absolute discretion, determines that any of the Phase One Test Systems (including those which have been modified) do not constitute Conforming Systems, Jones shall have the right to terminate this Agreement for cause by written notice thereof to Tri-Tek on or before the Final Phase One Test Date, in which event all of the provisions of Section 4.1.6 below shall apply. If Jones does not terminate this Agreement pursuant to the foregoing provisions of this Section 4.1.5, Jones shall, as of the day next following the Final Phase One Test Date, be deemed conditionally to have acknowledged that the modified Phase One Test Systems constitute Conforming Systems. Such acknowledgment shall not, however, constitute a waiver or release by Jones of any claims which it may have against Tri-Tek (a) that the Phase One Test Systems do not constitute Conforming Systems, or (b) under Article 10 below.

          4.1.6  If Jones terminates this Agreement pursuant to
Section 4.1.4 or Section 4.1.5 above, (a) within five Business Days after the day on which the notice of termination is given by Jones to Tri-Tek, Tri-Tek shall refund to Jones the full amount (i) of Jones' Initial Deposit, (ii) of Jones' Additional Deposit which Jones may theretofore have paid Tri-Tek, and (iii) which Jones theretofore paid Tri-Tek pursuant to Section 4.1.1 above, and (b) Jones shall, after all amounts set forth in Section 4.1.6(a) are refunded to Jones in full, return to Tri-Tek, at Tri-Tek's sole cost and expense, all Phase One Test Systems which Jones may then have in its possession or under its control, whereupon title to, and sole ownership of, such Phase One Test Systems shall revert to Tri-Tek.

          4.1.7 Anything set forth above in this Section 4.1 to the contrary notwithstanding, Jones shall have the right conditionally to acknowledge, by written notice thereof to Tri-Tek, that the Phase One Test Systems constitute Conforming Systems pursuant to either or both of Section 4.1.3 and Section 4.1.5 above prior to, as applicable, the Initial Phase One Test Date or the Final Phase One Test Date, in which event the Initial Phase One Test Date and/or the Final Phase One Test Date shall, as applicable, be the day on which such a notice is given.

     4.2 Phase Two Testing. Subject to Jones' termination of this Agreement pursuant to Section 3.1.3, Section 4.1.2, Section 4.1.4 or
Section 4.1.5 above:

          4.2.1  Jones may, from time-to-time during the Initial Phase
Two Test Period, issue Purchase Orders to Tri-Tek for up to, but not



more than, 80 Phase Two Test Systems (in the aggregate), which Tri-Tek agrees to sell and deliver to Jones at such locations as Jones designates in the Purchase Orders. Each Purchase Order from Jones to Tri-Tek pursuant to this Section 4.2.1 shall, at a minimum, identify
(a) the quantity of Conforming Phase Two Test Systems which Jones then desires to purchase from Tri-Tek, and (b) the place to which such Systems shall be shipped by Tri-Tek for delivery to Jones. Each of the Phase Two Test Systems shall be delivered, at Tri-Tek's sole cost and expense, to Jones for actual receipt by Jones no later than seven Business Days after the day on which the Purchase Order for the Phase Two Test Systems is issued. For the foregoing purposes, without the necessity of any further documentation, Jones shall be deemed to issue Tri-Tek a Purchase Order for ten (of such 80) Phase Two Test Systems (collectively, "Initial Phase Two Test Systems") on the first day of the Initial Phase Two Test Period, for delivery by Tri-Tek to Jones at Jones' Headquarters. Notwithstanding the foregoing, in no event shall Tri-Tek be required to deliver more than ten Phase Two Test Systems in any consecutive seven Business Day period. If Tri-Tek timely does not deliver any Phase Two Test Systems to Jones, Jones shall have the right, by written notice to Tri-Tek at any time during the Initial Phase Two Test Period, to terminate this Agreement for cause by written notice thereof to Tri-Tek, in which event all of the provisions of Section 4.2.8 below shall apply.

          4.2.2 Tri-Tek shall not render Jones an Invoice for the Initial Phase Two Test Systems unless and until Jones thereafter may issue a Purchase Order to Tri-Tek, pursuant to Section 4.2.1 above, for additional Phase Two Test Systems. Thereafter, Tri-Tek shall not render Jones an Invoice for any Phase Two Test Systems encompassed by a Purchase Order issued pursuant to Section 4.2.1 above unless and until Jones thereafter may issue another Purchase Order to Tri-Tek, pursuant to Section 4.2.1 above, for additional Phase Two Test Systems, except that, if applicable, Tri-Tek may render Jones an Invoice for all Phase Two Test Systems not yet encompassed by an Invoice on or after the Phase Two Completion Date. Invoices for Phase Two Test Systems which are rendered prematurely by Tri-Tek shall not be deemed rendered until the first day on which Tri-Tek may render Jones an Invoice therefor pursuant to the foregoing provisions of this
Section 4.2.2. Subject thereto and the provisions of Section 4.2.8 below, Jones shall pay for Phase Two Test Systems within 30 days after the day on which the Invoice in respect of the Phase Two Test Systems is rendered by Tri-Tek to Jones. All Invoices for all Phase Two Test Systems shall be in accordance with Section 7.2 below, except that freight charges in respect of Phase Two Test Systems encompassed by an Invoice shall not be included as a charge on the Invoice. Title to, and sole ownership of, all Phase Two Test Systems shall be deemed to pass to Jones on the day the Phase Two Test Systems are shipped by Tri-Tek for delivery to Jones subject, however, to such title and ownership reverting to Tri-Tek as provided in Section 4.2.8(h) below.

          4.2.3 During the Initial Phase Two Test Period, Jones may test the Phase Two Test Systems (delivered by Tri-Tek to Jones) at
Jones' Headquarters and/or at one or more of Jones' Branch Offices as Jones determines appropriate in order for Jones itself conditionally to determine if such Phase Two Test Systems constitute Conforming Systems. If, at any time during the Initial Phase Two Test Period,



Jones, for any reason whatsoever in its sole and absolute discretion, determines that any of such Phase Two Test Systems do not constitute Conforming Systems, Jones may, from time-to-time during the Initial Phase Two Test Period, return to Tri-Tek, at Tri-Tek's sole cost and expense, such number of such Phase Two Test Systems as Jones determines appropriate at the time, and at about the same time provide Tri-Tek with a written explanation of why Jones has determined that such Phase Two Test Systems do not constitute Conforming Systems. If Jones does not return any of the Phase Two Test Systems to Tri-Tek during the Initial Phase Two Test Period, then on the day next following the Initial Phase Two Test Date, Jones shall be deemed conditionally to have acknowledged that all Phase Two Test Systems constitute Conforming Systems as of the Initial Phase Two Test Date. Such acknowledgment shall not, however, constitute a waiver or release by Jones of any claims which it may have against Tri-Tek (a) that the Phase Two Test Systems do not constitute Conforming Systems, or (b) under Article 10 below.
          4.2.4 If Jones returns any Phase Two Test Systems to Tri-Tek as permitted by Section 4.2.3 above, Tri-Tek shall, within 30 days after the day on which each Phase Two Test System is returned to Tri-Tek and at its sole cost and expense, (a) modify such Phase Two Test System in order for it to constitute a Conforming System, and (b) deliver the modified Phase Two Test System to Jones at Jones' Headquarters and/or such of Jones' Branch Office as Jones advises Tri-Tek for actual receipt by Jones by the last day of such 30 day time period. If Tri-Tek does not satisfy such obligations timely, Jones shall have the right to terminate this Agreement for cause by written notice thereof to Tri-Tek at any time, in which event all of the provisions of Section 4.2.8 below shall apply.

          4.2.5 If Jones does not terminate this Agreement pursuant to Section 4.2.4 above, Jones shall have 30 days after the day on which the last of the modified Phase Two Test Systems is delivered by Tri-Tek to Jones (such last day of such period being referred to herein as the "Final Phase Two Test Date") within which to test the modified Phase Two Test Systems and, if applicable, the other Phase Two Test Systems (theretofore delivered by Tri-Tek to Jones but not returned by Jones to Tri-Tek) in order for Jones itself conditionally to determine if all of such Phase Two Test Systems (including those which have been modified) constitute Conforming Systems. If, on or before the Final Phase Two Test Date, Jones, for any reason whatsoever in its sole and absolute discretion, determines that any of the Phase Two Test Systems do not constitute Conforming Systems, or if Tri-Tek timely has not delivered all Phase Two Test Systems to Jones, Jones shall have the right to terminate this Agreement for cause by written notice thereof to Tri-Tek on or before the Final Phase Two Test Date, in which event all of the provisions of Section 4.2.8 below shall apply. If Jones does not terminate this Agreement, as aforesaid, Jones shall, as of the day next following the Final Phase Two Test Date, be deemed conditionally to have acknowledged that the modified Phase Two Test Systems constitute Conforming Systems. Such acknowledgment shall not, however, constitute a waiver or release by Jones of any claims which it may have against Tri-Tek (a) that the Phase Two Test Systems do not constitute Conforming Systems, or (b) under Article 10 below.



          4.2.6 If Jones does not terminate this Agreement pursuant to Section 4.2.1, Section 4.2.4 or Section 4.2.5 above, Tri-Tek shall, on the Phase Two Completion Date, deliver to Jones all Developments not theretofore delivered by Tri-Tek to Jones.

          4.2.7 Payment for any Phase Two Test Systems shall not constitute a waiver or release by Jones of any claims which it may have against Tri-Tek including, without limitation, claims (a) that the subject Systems do not constitute Conforming Systems including, without limitation, any right or remedy of Jones under this Article 4 if any Phase Two Test Systems do not constitute Conforming Systems,
(b) under Article 10 below, or (c) regarding the appropriateness of any charges on any Invoice in respect of any of the Phase Two Test Systems.
          4.2.8  If Jones terminates this Agreement pursuant to
Section 4.2.1, Section 4.2.4 or Section 4.2.5 above, (a) within five Business Days after the day on which the notice of termination is given by Jones to Tri-Tek, Tri-Tek shall refund to Jones the full amount (i) of Jones' Initial Deposit, (ii) of Jones' Additional Deposit which Jones may theretofore have paid Tri-Tek, (iii) which Jones theretofore paid Tri-Tek pursuant to Section 4.1.1 above, (iv) which Jones theretofore paid Tri-Tek for all Phase Two Test Systems which theretofore were returned by Jones to Tri-Tek as permitted by
Section 4.2.3 above but were not theretofore modified and returned by Tri-Tek to Jones as required thereby, (b) all unfilled Purchase Orders for Phase Two Test Systems shall be deemed canceled, (c) Jones shall have no payment obligation in respect of any Phase Two Test Systems as to which Tri-Tek has a refund obligation pursuant to
Section 4.2.8(a)(iv) above, (d) within five Business Days after the day on which the notice of termination is given by Jones to Tri-Tek, Tri-Tek shall deliver to Jones all Developments not theretofore delivered by Tri-Tek to Jones, and (e) title to, and sole ownership of, all Phase Two Test Systems theretofore returned by Jones to Tri-Tek as permitted by Section 4.2.3 above but not theretofore returned by Tri-Tek to Jones as required by the foregoing provisions of this
Section 4.2.4, shall revert to Tri-Tek.

          4.2.9 Anything set forth above in this Section 4.2 to the contrary notwithstanding, Jones shall have the right conditionally to acknowledge, by written notice thereof to Tri-Tek, that the Phase Two Test Systems constitute Conforming Systems pursuant to either or both of Section 4.2.3 and Section 4.2.5 above prior to, as applicable, the Initial Phase Two Test Date or the Final Phase Two Test Date, in which event the Initial Phase Two Test Date and/or the Final Phase Two Test Date shall, as applicable, be the day on which such a notice is given.

 5.  Sales And Purchases Of Systems And System Components.

     5.1 Sales And Purchases Of Systems Pursuant To Standing Orders. Subject to Article 8 below, from and after the Phase Two Completion Date Tri-Tek timely shall sell and deliver to Jones that quantity of Conforming Systems as Jones may desire to purchase from Tri-Tek from time-to-time. In furtherance thereof:

          5.1.1 Subject to the further provisions of this Section 5.1 and Section 7.7(c) and Article 8 below, Jones shall purchase from Tri-



Tek, and Tri-Tek shall sell and deliver to Jones, 150 Conforming Systems per calendar month ("Standing Order") commencing with the third calendar month next following the month during which the Phase Two Completion Date lies. All of such Systems, deliverable during a calendar month, shall be delivered at one time on or before the 10th day of the calendar month.

          5.1.2 Jones, for any reason whatsoever in its sole and absolute discretion from time-to-time, shall have the right, by written notice to Tri-Tek at least 30 days prior to the first day of any calendar month, to reduce, to no less than 75, or to increase, to no more than 200, the number of Conforming Systems which Jones purchases from Tri-Tek, and which Tri-Tek sells and delivers to Jones, during the next following calendar month pursuant to the Standing Order. Notwithstanding the foregoing, the number of Conforming Systems which Jones purchases from Tri-Tek (and which Tri-Tek sells and delivers to Jones) during any one or more calendar months pursuant to the Standing Order may be changed to such number, including zero, as Tri-Tek and Jones mutually may agree.

          5.1.3 Subject to Section 7.7(c) and Article 8 below and the further provisions of this Section 5.1.3, Jones shall have the right, without cause, by written notice to Tri-Tek, to terminate the Standing Order effective with the first calendar month after the 30th day next following the day on which such notice is given, in which event the number of Conforming Systems thereafter purchased by Jones from Tri-Tek shall be as set forth in Jones' respective Purchase Orders to Tri-Tek therefor from time-to-time during the term of this Agreement.
Such notice of termination of the Standing Order may not be given by Jones to Tri-Tek until Tri-Tek has delivered to Jones, pursuant to the Standing Order and/or Purchase Orders, 1,000 Systems less that number of Systems which equals the sum of (a) the number of Conforming Systems to be purchased by Jones from Tri-Tek, and delivered by Tri-Tek to Jones, during the next following calendar month pursuant to the Standing Order, and (b) the remaining number of Systems to be delivered by Tri-Tek to Jones pursuant to Purchase Orders theretofore issued by Jones to Tri-Tek.

     5.2 Sales And Purchases Of Systems And System Components Pursuant To Purchase Orders. Subject to Section 4.2.1 above and
Article 8 below, from and after the date of this Agreement, Tri-Tek timely shall sell and deliver (a) to Jones, that quantity of Conforming Systems and that quantity of System Components, in each instance as Jones may desire to purchase from Tri-Tek from time-to-time as evidenced by Jones' respective Purchase Orders to Tri-Tek therefor (whether or not the Standing Order is then in effect), and
(b) to Maintenance Providers (which qualify as such at the time of delivery and not otherwise), that quantity of System Components as the Maintenance Provider may desire to purchase from Tri-Tek, for use by Jones, from time-to-time as evidenced by the Maintenance Provider's respective Purchase Orders to Tri-Tek therefor. In furtherance thereof:

          5.2.1 Each Purchase Order from Jones to Tri-Tek pursuant to this Article 5 shall identify, as applicable, (a) the quantity of Conforming Systems, and/or (b) the System Component(s) and the



quantity of each System Component, in each case which Jones then desires to purchase from Tri-Tek.

          5.2.2 Each Purchase Order from a Maintenance Provider to Tri-Tek shall identify the quantity of System Component(s) which the Maintenance Provider then desires to purchase from Tri-Tek.

          5.2.3 Purchase Orders pursuant to this Article 5 may also set forth, as applicable, Jones' or the Maintenance Provider's preferred delivery date(s) of the items encompassed by the Purchase Order and whether Jones or the Maintenance Provider prefers delivery of the items encompassed by the Purchase Order at one time or at different times, and Tri-Tek shall use its best efforts to honor preferences. Subject thereto, all Systems and System Components encompassed by each Purchase Order shall be sold and delivered by Tri-Tek to, as applicable, Jones or the Maintenance Provider no later than
(a) 30 days after the day on which, as applicable, Jones or the Maintenance Provider issues its Purchase Order to Tri-Tek if the Standing Order is then in effect, or (b) 45 days after the day on which, as applicable, Jones or the Maintenance Provider issues its Purchase Order to Tri-Tek if the Standing Order is not then in effect.

     5.3 Place And Means Of Delivery Of Systems And System Components. All Systems and System Components purchased by Jones from Tri-Tek pursuant to this Article 5 and, if applicable, Article 8 below, and all System Components purchased by Maintenance Providers from Tri-Tek pursuant to this Article 5, shall be shipped by Tri-Tek, freight prepaid by Tri-Tek, for delivery (a) to the place(s) from time-to-time designated to Tri-Tek by, as applicable, Jones or the Maintenance Provider, and (b) utilizing the means of shipment from time-to-time designated to Tri-Tek by, as applicable, Jones or the Maintenance Provider. Notwithstanding the foregoing, (x) all such Systems and System Components shall be deemed delivered by Tri-Tek f.o.b. shipping point at Tri-Tek's Headquarters, (y) Tri-Tek shall have the right to substitute the designated means of shipment as and when the designated means of shipment is not available for reasons beyond Tri-Tek's control, (z) Jones and Maintenance Providers shall each have the right, by notice to Tri-Tek from time-to-time, to (i) pick up, as applicable, Systems and System Components from Tri-Tek at Tri-Tek's Headquarters, (ii) direct that payment for shipments to them, respectively, be other than prepaid by Tri-Tek.

     5.4 Packaging And Invoicing. Tri-Tek shall, at its sole cost and expense, package (a) all Test Systems for delivery to Jones pursuant to Article 4 above and all Systems for delivery to Jones pursuant to this Article 5 and, if applicable, Article 8 below, in accordance with the Packaging Specifications, and (b) all System
Components and other items in an appropriate manner. Tri-Tek shall include (y) with each packaged shipment to Jones, copies of all applicable quality and testing records in respect of the packaged items, but not include Tri-Tek's Invoice (or a copy thereof) to Jones for the items delivered, and (z) with each packaged shipment to each Maintenance Provider, copies of all applicable quality and testing records in respect of the packaged items and a copy of Tri-Tek's
Invoice to the Maintenance Provider for the items shipped.  Neither
Jones nor any Maintenance Provider shall have any liability to Tri-Tek



for the cost to Tri-Tek for any packaging materials (and the Profit Percent shall not be applicable thereto).

     5.5 Freight Charges. The actual freight cost to Tri-Tek (not including the cost of any freight agent) for all Systems and System Components delivered by Tri-Tek to Jones pursuant to this Article 5 and, if applicable, Article 8 below, and the actual freight cost to Tri-Tek (not including the cost of any freight agent) for all System Components delivered by Tri-Tek to Maintenance Providers pursuant to this Article 5, in each instance which is prepaid by Tri-Tek, shall be itemized separately on all Invoices rendered by Tri-Tek to Jones and each Maintenance Provider, respectively, and shall be due and payable if and when payment is due and payable for, as applicable, the Systems and/or the System Components encompassed by the Invoice as to which such charges apply.

     5.6 Taxes. Jones shall be responsible for all sales and use taxes which Tri-Tek is required to collect from Jones on account of Systems (including the Test Systems) and System Components sold by Tri-Tek to Jones for which Jones has a payment obligation to Tri-Tek. Each Maintenance Provider shall be responsible for all sales and use taxes which Tri-Tek is required to collect from the Maintenance Provider on account of System Components sold by Tri-Tek to the Maintenance Provider for which the Maintenance Provider has a payment obligation to Tri-Tek. Such taxes shall be itemized separately on all Invoices rendered by Tri-Tek to Jones and each Maintenance Provider, respectively, and shall be due and payable when payment is due and payable for the Systems (including the Test Systems) and/or the System Components encompassed by the Invoice as to which the taxes apply.

     5.7 Rejection Of Systems And System Components For Non-Conformance. Jones may reject (a) Systems sold by Tri-Tek to Jones pursuant to this Article 5 and, if applicable, Article 8 below, which do not constitute Conforming Systems, and (b) System Components which do not meet all Specifications and/or do not otherwise satisfy Jones' Needs, in each instance which are applicable thereto. In furtherance thereof:

          5.7.1 In order to reject a System or System Component for a defect which, upon a reasonable examination thereof by Jones, should readily be discovered, Jones shall, on the earlier of the (a) seventh day after the day on which the System or System Component is installed at one of Jones' Offices, and (b) 120th day after the day on which the System or System Component is delivered to Tri-Tek, give written notice ("Initial Rejection Notice") to Tri-Tek of Jones' initial intention to reject the items identified in the Initial Rejection Notice and the reason(s) therefor, and within seven days after the day on which Jones gives an Initial Rejection Notice, give Tri-Tek another written notice ("Final Rejection Notice") of Jones' final rejection of the items identified in the Final Rejection Notice and the reason(s) therefor. Within three days after an Initial Rejection Notice is given, Tri-Tek shall provide Jones with such items (including replacement items) and expertise as may be required in order for the identified items to be acceptable to Jones in accordance with this Agreement.



          5.7.2 Jones' rejection of (a) Systems or particular System Components thereof, and (b) System Components sold separately, may, in each instance, be based on the determinations of conformance thereof and the extent of the appropriate rejection which may be made by Jones and/or any Maintenance Provider.

          5.7.3 Jones shall be deemed conditionally to have accepted all Systems and System Components on the earlier of the (a) seventh day after the day on which they are installed at one of Jones' Offices, and (b) 120th day after the day on which they are delivered to Tri-Tek unless they are encompassed, and then only to the extent they are encompassed, by an Initial Rejection Notice. Systems and System Components encompassed by an Initial Rejection Notice shall be deemed conditionally accepted by Jones on the date a Final Rejection Notice applicable to them must be given (pursuant to Section 5.7.1 above) unless they are encompassed, and then only to the extent they are encompassed, by a Final Rejection Notice. Such acceptance shall not, however, constitute a waiver or release by Jones of any claims which it may have against Tri-Tek (x) that the subject Systems do not constitute Conforming Systems, (y) that the subject System Components do not satisfy all Specifications applicable thereto, or (z) under
Article 10 below.

          5.7.4 Tri-Tek shall, at no additional cost to Jones, deliver, as applicable, replacement Systems and/or System Components to Jones (or as Jones may direct) within seven days after the day on which a Final Rejection Notice is given. The provisions of
Section 5.7.1 and Section 5.7.3 above shall apply to all of such replacement items.

          5.7.5 Tri-Tek shall be entitled to a return of finally rejected Systems and System Components if Tri-Tek gives Jones written notice thereof within 30 days after the date the Final Rejection Notice applicable thereto is given, in which event Jones shall, at Tri-Tek's sole cost and expense, return the applicable items to Tri-Tek. Unless Tri-Tek timely gives such a notice, Tri-Tek shall be deemed to have abandoned such Systems and System Components to Jones, with no additional payment obligation by Jones therefor.

5.7.6 If Jones returns a finally rejected System or System Component to Tri-Tek pursuant to Section 5.7.5 above and it is thereafter conclusively determined that Jones' final rejection thereof was not warranted, Jones shall be obligated to reimburse Tri-Tek, upon written demand of Tri-Tek to Jones, the freight charges incurred by Tri-Tek in connection with such return and, if applicable, the delivery of, as applicable, a replacement System or System Component by Tri-Tek to Jones, which shall be the sole remedy of Tri-Tek as a result of such an unwarranted rejection.

 6.  Tri-Tek's Purchase Of System Components And Cost And Vendor
Schedules.

     6.1  Tri-Tek's Purchase Of System Components.  Subject to
Section 6.2 below, Tri-Tek shall only purchase System Components (not to be supplied by Jones or constructed by Tri-Tek) from vendors wholly independent of Tri-Tek which sell System Component(s) of the requisite



quality and capability(ies) at the most competitive cost(s) at the time. Therefore, Tri-Tek shall at all times monitor vendors of System Components to insure that Tri-Tek is obtaining the most competitive prices for all System Components not constructed by Tri-Tek, including all quantity and other discounts which could be available to Tri-Tek. In furtherance thereof:

          6.1.1 Tri-Tek shall insure that all of its orders or other agreements to purchase items from third party vendors which constitute System Components (including System Components which constitute a part of another System Component) shall, at a minimum, provide Tri-Tek with a cost for the item which reflects a quantity discount from the third party vendor, at the time of the order or other agreement, for purchases of not less than that number of the item which equals the product of (a) 3,000, and (b) the total quantity of the item in each System, and cost to Tri-Tek from the third party vendor for all items encompassed by the order or other agreement shall reflect such quantity discount.

          6.1.2 Tri-Tek shall also insure that all of its orders or other agreements to purchase items from third party vendors which constitute System Components (including System Components which constitute a part of another System Component) shall, at a minimum, also contain an enforceable technology update clause by the terms of which, among other things, (a) Tri-Tek is not required to take delivery of all System Components at one time, (b) at any time and from time-to-time Tri-Tek may substitute System Components in order to take advantage of desired Technology Changes, and (c) the quantity discount applicable to the System Components applies with equal effect to all of such substituted System Components.

     6.2 Jones' Rights Regarding System Components. Without diminishing Tri-Tek's obligations under Section 6.1 above or Jones' rights or remedies as a result of any breach thereof, Jones shall have the right, but it shall not be obligated, itself to monitor the pricing by vendors of System Components and advise Tri-Tek of Jones' findings in that regard. Jones also shall have the right to (a) require Tri-Tek to purchase particular System Components, not constructed by Tri-Tek, from a particular vendor, and/or (b) direct Tri-Tek not to purchase particular System Components from particular vendors thereof, in which event Tri-Tek shall select another vendor of the System Component in accordance with the requirements of
Section 6.1 above. Notwithstanding the foregoing, in no event may Tri-Tek purchase, or utilize in the production of Systems or System Components, any System Component which does not meet the Specifications and Jones' Needs which are applicable thereto.

     6.3  Allowances & CO-OP Dollars.

          6.3.1 In no event shall Tri-Tek, in connection with or as a result of its purchase of any System Component, receive any Allowance which does not accrue solely to Jones' benefit.

          6.3.2 In the event Tri-Tek receives any CO-OP Dollars, Tri-Tek shall give Jones written notice thereof within ten days after the day on which Tri-Tek receives the CO-OP Dollars. Each such notice



shall identify, with particularity, the vendor from whom or which the CO-OP Dollars were received, the services for which the CO-OP Dollars may be redeemed and the quantity of CO-OP Dollars required by the vendor in order to receive the identified services, respectively. In no event may Tri-Tek redeem any CO-OP Dollars for any of such services, or otherwise avail itself of any of such services or allow another to avail itself of any of such services, unless and until Tri-Tek obtains Jones' prior written consent thereto, which Jones may give or withhold in its sole and absolute discretion. Each such consent shall (a) apply only to the CO-OP Dollars and services particularly identified in such a consent, and (b) be strictly construed. Jones may elect to avail itself of some or all of such services by written notice thereof to Tri-Tek from time-to-time, in which event Tri-Tek agrees timely to execute and deliver such documents and do all other things which may be required in order to allow that to occur. Jones shall pay the cost, if any, which may be imposed by the provider of any of such services in order for Jones to avail itself of any of such services.

     6.4 Inventory Method Of Pricing. Tri-Tek represents that it charges its customers for physical items purchased from third party vendors on a first in, first out basis, and Tri-Tek's charges to Jones and Maintenance Providers pursuant to this Agreement shall be on the same basis.

     6.5 Cost And Vendor Schedule Compliance. Tri-Tek represents and warrants to Jones that all costs set forth on the initially approved Cost And Vendor Schedule (attached hereto as Exhibit 1.12) (a) reflect the current Actual Cost of the items encompassed by such Cost And Vendor Schedule, and (b) have been determined and set by Tri-Tek in accordance with Tri-Tek's obligations, and are not violative of any prohibitions applicable to Tri-Tek, in each instance which are set forth in this Agreement in respect of such costs. Tri-Tek shall be deemed to make the same representations and warranties to Jones in respect of all costs set forth on each proposed revised Cost And Vendor Schedule submitted by Tri-Tek to Jones pursuant to Article 3 above, except that Tri-Tek's representations and warranties set forth in Section 6.5(a) above in respect thereof shall be subject to the conditions set forth in Article 3 above regarding the ability of Tri-Tek to change costs on any proposed new Cost And Vendor Schedule from what they were on the previously approved Cost And Vendor Schedule.

 7.  Price Of Systems And System Components, Payment Therefor And
Audits.

     7.1 Price Of Systems And System Components. Subject to strict compliance by Tri-Tek with all of its obligations and all prohibitions applicable to Tri-Tek under this Agreement, the price ("Price") to be paid by (a) Jones to Tri-Tek for each Conforming System (excluding only the Phase One Test Systems and including the Phase Two Test Systems) and each System Component purchased (separately) by Jones from Tri-Tek, and (b) each Maintenance Provider to Tri-Tek for each System Component purchased by the Maintenance Provider from Tri-Tek, in each instance shall be as set forth in Section 7.1.1 below.



          7.1.1  Subject to the foregoing provisions of this
Section 7.1, the Price of, as applicable, the Conforming System or the System Component, shall equal the sum of:

          (a)  The lesser of:

                (i) The Actual Cost of, as applicable, the Conforming System or the System Component, plus the product of (A) such Actual Cost, and (B) the Profit Percent applicable on the date of delivery of the item by Tri-Tek; and

               (ii) The cost of, as applicable, the Conforming System or System Component as reflected on the approved Cost And Vendor Schedule applicable to, as applicable, the Conforming System or the System Component, plus the product of (A) such cost, and (B) the Profit Percent applicable on the date of delivery of the item by Tri-Tek; plus

          (b)  The Assembly Charge in the case of Systems (only); plus

          (c) If the Actual Cost (pursuant to Section 7.1.1(a)(i) above) of, as applicable, the Conforming System or the System
Component is less than the cost (pursuant to Section 7.1.1(a)(ii) above), 20% of the dollar amount of the difference.

          7.1.2  By way of examples in respect of Section 7.1.1 above:

          (a) If the cost of a Conforming System pursuant to an approved Cost and Vendor Schedule is $10,000 and the Actual Cost of the Conforming System is $10,000, and if the applicable Profit Percent is 15%, the Price of the Conforming System will be $11,850, which is
(i) $10,000, plus (ii) $1,500 (15% of $10,000), plus (iii) $350.

          (b) If the cost of a Conforming System pursuant to an approved Cost and Vendor Schedule is $10,000 and the Actual Cost of the Conforming System is $8,000, and if the applicable Profit Percent is 15%, the Price of the Conforming System will be $9,950, which is
(i) $8,000, plus (ii) $1,200 (15% of $8,000), plus (iii) $350, plus
(iv) $400 (20% of the difference between $10,000 less $8,000).

          (c) If the cost of a Conforming System pursuant to an approved Cost and Vendor Schedule is $10,000 and the Actual Cost of the Conforming System is $12,000, and if the applicable Profit Percent is 15%, the Price of the Conforming System will be $11,850, which is
(i) $10,000, plus (ii) $1,500 (15% of $10,000), plus (iii) $350.

     7.2  Invoicing Jones And Maintenance Providers.

          7.2.1  Tri-Tek shall render Jones and each Maintenance
Provider a separate invoice (each an "Invoice") in respect of, as applicable, the Systems and/or System Components encompassed by each shipment of such items to them, respectively, which are delivered by Tri-Tek pursuant to any of the provisions of this Agreement including, without limitation, all Test Systems and all replacement Systems and System Components. Invoices to Jones shall be rendered to Jones at its then current address for notices under Section 15.11 below, and



Invoices to Maintenance Providers shall be rendered to them at their respective addresses furnished by them to Tri-Tek from time-to-time.

          7.2.2 Each Invoice shall, at a minimum, (a) identify the Purchase Order, by number and date, pursuant to which the shipment is being made, and/or, as to Jones in respect of the Initial Phase Two Test Systems and the Systems encompassed by the Standing Order, identify such fact in respect of the applicable Systems, (b) separately identify each System and System Component encompassed by the Invoice, (c) in the case of Systems, list the System Serial Numbers of the Systems encompassed by the Invoice and, for each such System, the MCS Serial Number of the Monitoring/Control Subsystem which constitutes a part of the System, (d) in the case of Monitoring/Control Subsystems sold separately from Systems, list the MCS Serial Number of the Monitoring/Control Subsystems encompassed by the Invoice, (e) separately identify the quantity of each System and type and quantity of each System Component encompassed by the Invoice,
(f) on Invoices for replacement items, separately identify and list the number and date of the last Invoice in respect of the replaced items and, if and as applicable, (i) the System Serial Numbers of the Systems being replaced and the MCS Serial Number of the Monitoring/Control Subsystem which constitutes a part of the replaced System, and (ii) in the case of Monitoring/Control Subsystems replaced separately from Systems, the MCS Serial Number of the Monitoring/Control Subsystems being replaced, (g) on Invoices other than for replacement items, separately identify the Price (and each component thereof, and Tri-Tek's computation of the Price, pursuant to
Section 7.1 above and, in respect of the Phase One Test Systems, pursuant to Section 4.1.1 above) of each System and System Component encompassed by the Invoice and the total Price for all identified Systems and System Components, (h) separately identify all sales and use taxes applicable to the total Price for which, as applicable, Jones or the Maintenance Provider is liable and Tri-Tek is required to collect from them, respectively, and (i) separately identify all freight charges applicable to the shipment, if any. If the provisions of Section 2.3 and/or Section 2.6 above are applicable in respect of Systems identified on an Invoice, then that Invoice to Jones also shall identify (y) the total amount which Jones shall be deemed to pay Tri-Tek for such Systems pursuant to Section 2.3 and/or Section 2.6 above, and (z) the net amount due and payable by Jones to Tri-Tek after giving effect to such deemed payments. Each Invoice rendered to each of Jones and each Maintenance Provider shall contain an implied representation and warranty by Tri-Tek of strict compliance by Tri-Tek with all of its obligations and all prohibitions applicable to Tri-Tek under this Agreement and that all Prices set forth on the Invoice are correct in accordance with Section 7.1 above. Any contrary statement on any Invoice shall not be binding on Jones or a Maintenance Provider, and neither Jones not a Maintenance Provider shall be obligated to make any payment on or in respect of any Invoice which does not satisfy all of the foregoing conditions, anything contained in this Agreement to the contrary notwithstanding.

          7.2.3 Subject to Section 4.2.2 above in respect of Phase Two Test Systems, (a) Invoices shall not be rendered until on or after the day on which the Systems and/or System Components encompassed by the Invoice are shipped by Tri-Tek to, as applicable, Jones or a



Maintenance Provider, and (b) Invoices rendered prematurely pursuant to the foregoing shall not, for payment purposes pursuant to, as applicable, Section 7.3.1 or Section 7.3.2 below, be deemed to have been rendered until the day on which the Systems and/or System Components encompassed by the Invoice are delivered to, as applicable, Jones or a Maintenance Provider.

     7.3 Payment For Systems And System Components. Subject to strict compliance by Tri-Tek with all of its obligations and all prohibitions applicable to Tri-Tek under this Agreement:

          7.3.1 Subject to Section 7.2.3 above, payment by Jones to Tri-Tek for all Systems and System Components purchased by Jones under
Article 5 above and, if applicable, under Article 8 below, shall be due within 30 days after the day on which the Invoice in respect of the Systems and/or System Components, and/or other items, is sent by Tri-Tek to Jones. Such payment shall not, however, constitute a waiver or release by Jones of any claims which it may have against Tri-Tek (a) that the subject Systems do not constitute Conforming Systems, (b) that the subject System Components do not satisfy all Specifications applicable thereto, (c) under Article 10 below, or (d) regarding the appropriateness of any charges on the Invoice.

          7.3.2 Subject to Section 7.2.3 above and Section 7.3.3 below, payment by each Maintenance Provider to Tri-Tek for all System Components shall be due within 30 days after the day on which the Invoice in respect of the System Components is rendered by Tri-Tek to the Maintenance Provider. A Maintenance Provider's payment of an Invoice to it shall not constitute a waiver or release by (a) the Maintenance Provider of any claims which it may have against Tri-Tek
(i) that the subject System Components do not satisfy all Specifications applicable thereto, (ii) under Article 10 below, or
(iii) regarding the appropriateness of any charges on the Invoice, or
(b) Jones of any claims which it may have against Tri-Tek (i) that the subject System Components do not satisfy all Specifications applicable thereto, or (ii) under Article 10 below; however, the Maintenance Provider may suspend payment for each System Component which does not satisfy all Specifications applicable thereto during the period such a failure continues in respect of the System Component.

          7.3.3 Tri-Tek's obligation to sell System Components to each Maintenance Provider on credit pursuant to Section 7.3.2 above shall be conditioned upon the Maintenance Provider generally being recognized and remaining credit-worthy in the industry. Further, if, at any time, any monetary obligation of any Maintenance Provider to Tri-Tek remains unpaid for more than 30 days after the day on which it is due, Tri-Tek, following written notice thereof to the Maintenance Provider and Jones, shall be permitted only to sell System Components to that Maintenance Provider C.O.D. until such time as all of such monetary obligations are paid.

     7.4  Actual Cost Documentation.  During the term of this
Agreement and after natural expiration of the term or earlier termination of this Agreement for any reason, Tri-Tek shall provide
Jones with copies of all documents, books, records, memoranda and notes of conversations with third party vendors regarding the cost of



System Components in Tri-Tek's possession or under its control and also all computations made by Tri-Tek which support the propriety of all charges on all Invoices, in all forms in which they are maintained by Tri-Tek, including, without limitation, documents which evidence the Actual Cost to Tri-Tek of Systems and System Components, Tri-Tek's compliance with its obligations and the prohibitions applicable to Tri-Tek under Article 6 above and compliance by Tri-Tek with
Section 7.1 above (each a "Document Production"), within three Business Days after the day on which a written request for the same, or any of the same, is given by Jones to Tri-Tek from time-to-time.

     7.5  Retention Of Documents.   Tri-Tek shall retain all items
encompassed by Section 7.4 above (collectively, "Documents") during the entire term of this Agreement and for no less than three years after the natural expiration of the term or the earlier termination of this Agreement for any reason.

     7.6 Review Of Documents And Audit Of Books And Records. Once each month during the term of this Agreement and after natural expiration of the term or earlier termination of this Agreement for any reason, Jones shall have the right to have its designated employees, representatives and/or agents inspect and audit (each an "Audit") and make copies of all Documents. Each Audit may be conducted at each location where any Documents are kept and shall be as broad or as narrow as Jones determines appropriate in its sole discretion from time-to-time. Jones shall bear all costs and expenses incurred by it in conducting each such audit unless the Audit reflects any breach of this Agreement by Tri-Tek, in which event Tri-Tek shall reimburse Jones for all costs and expenses of the audit within 30 days after the date on which Jones renders Tri-Tek an invoice therefor.

     7.7 Results Of Document Productions And Audits. If, as a result of any one Document Production (which is not followed by an Audit of the same Documents) or any one Audit, it is determined that any charge on any Invoice, rendered on or after that day which is one year prior to the day on which the Audit is commenced, is other than as permitted by this Agreement, then as a result of such a breach:

          (a) Tri-Tek immediately also shall be liable to, as applicable, Jones and/or Maintenance Providers, for 120% of the actual damages sustained by Jones and 100% of the actual damages sustained by Maintenance Providers, including overpayments to Tri-Tek, which the Audit reveals; and

          (b) the Profit Percent applicable to subsequent deliveries of (i) Systems and System Components (sold separately) by Tri-Tek to Jones, and (ii) System Components to Maintenance Providers, in each instance shall decrease by 1/2 of a percentage point (subject to additional decreases of the same amount as a result of subsequent breaches of this Agreement of a like kind) in respect of the next 150 Systems which are delivered by Tri-Tek to Jones and also the next 150 System Components (sold separately) which are delivered by Tri-Tek to Jones and/or Maintenance Providers; and



          (c) Jones shall have the right to terminate the Standing Order upon written notice thereof to Tri-Tek which shall specify the effective date of such termination selected by Jones; and/or

          (d) Jones shall have the right to terminate this Agreement for cause upon written notice thereof to Tri-Tek, with the effective date of such termination being the day such notice is given.

 8.  Term And Termination.

     8.1 General. The term of this Agreement shall expire at 11:59 P.M. on the last day of that month which is three years after the month during which Tri-Tek is first required to deliver Conforming System to Tri-Tek pursuant to the Standing Order, except that the term shall automatically renew and be extended for successive terms of one year (on the same terms and conditions of this Agreement) unless Tri-Tek or Jones gives the other of them written notice to the contrary no more than six months and no less than sixty days prior to the last day of the then current term, subject, however, to early termination pursuant to Article 3, Article 4 and Article 7 above and the following provisions of this Article 8, in which event the term of this Agreement shall end on the effective date of such termination as therein provided. Subject to the further provisions of this
Article 8, after natural expiration of the term or earlier termination of this Agreement for any reason, (a) Tri-Tek shall not be obligated to sell any Systems or System Components pursuant to this Agreement, and (b) Jones and Maintenance Providers shall not have the right to purchase any Systems or System Components pursuant to this Agreement.

     8.2 Tri-Tek's Breach. Subject to Article 3 and Article 4 above, Jones shall have the right to terminate this Agreement on account of any breach of this Agreement by Tri-Tek, specified in a written notice thereof given to Tri-Tek, if all breaches specified in such notice are not cured within 15 days after the date on which such notice is given; provided, however, that in the event a specified breach reasonably cannot be cured within such 15 day period, Tri-Tek shall have a reasonable period of time, but not to exceed 45 days, within which to cure the breach provided Tri-Tek commences to cure the breach within such 15 day period, proceeds with dispatch to cure the breach and cures the breach within a reasonable period of time after expiration of such 15 day period. Termination by Jones pursuant to the foregoing shall be effectuated by written notice thereof to Tri-Tek which is given to Tri-Tek at any time after termination is permitted pursuant to the foregoing, irrespective of whether all specified breaches are cured prior to the time such termination notice is given, and the effective date of such termination shall be the day on which such notice of termination is given. If such breach(es) are not cured timely pursuant to the foregoing, Jones also shall have the right to terminate the Standing Order upon written notice thereof to Tri-Tek which shall specify the effective date of such termination selected by Jones.

     8.3 Jones' Termination Without Cause. Anything contained in this Agreement to the contrary notwithstanding, Jones shall have the right to terminate this Agreement, without cause, effective on the date selected by Jones which is set forth in a written notice thereof



given to Tri-Tek, except that such date may not be earlier than 45 days after the date on which such notice is given. Termination of this Agreement by Jones without cause, whether or not as permitted pursuant to the foregoing provisions of this Section 8.3, shall not be deemed a breach of this Agreement by Jones and shall not give rise to any claim by Tri-Tek for any damages. However, (a) such termination shall not negate or otherwise affect Jones' obligation to purchase from Tri-Tek all Conforming Systems and System Components which, on the date such notice of termination is given, are encompassed by the Standing Order, if applicable, and/or Purchase Orders theretofore rendered by Jones to Tri-Tek, if any, during the period which commences on the day on which such notice is given and ends on the last day of the Term, (b) if Jones does not purchase a total of 2,500 Conforming Systems (excluding only the Phase One Test Systems) from Tri-Tek pursuant to any of the provisions of this Agreement, Jones shall (i) forfeit, to Tri-Tek, Jones' Initial Deposit and also Jones' Additional Deposit to the extent theretofore paid, in each instance to the extent remaining after giving effect to all credits allowable under Section 2.3 and/or Section 2.6 above, and (ii) be obligated to pay Tri-Tek that portion of Jones' Additional Deposit to the extent not theretofore paid by Jones to Tri-Tek, and (c) the operative provisions of Section 8.7.4 below shall apply as if Tri-Tek had terminated this Agreement as a result of any breach(es) of this Agreement by Jones, but the payment obligation provided in
Section 8.7.4 below shall be conditioned upon satisfaction of the other conditions thereto as provided therein.

     8.4 Tri-Tek's Superior Skill And Expertise. Jones is relying on, among other things, the superior knowledge, expertise and experience of Tri-Tek in the design, configuration and assembly of customized computer software and hardware systems, including, without limitation, customized file server systems, Tri-Tek's superior access to a broad range of vendors of all components for customized file server systems and Tri-Tek's superior ability to purchase such components at the most competitive prices. Accordingly, in addition to other rights which Jones may have to terminate this Agreement, Jones shall have the right to terminate this Agreement, effective on the date written notice thereof is given by Jones to Tri-Tek, in any of the following events, namely (a) if Tri-Tek voluntarily files a petition for relief under the Bankruptcy Code, (b) if an order for relief under the Code is entered against Tri-Tek following the filing of an involuntary petition for relief under the Code against Tri-Tek,
(c) if such an involuntary petition is filed and the proceeding initiated by such filing is not terminated within 30 days after the day on which such an involuntary petition is filed, (d) if Tri-Tek makes an assignment for the benefit of its creditors, (e) if a receiver is appointed for Tri-Tek or any of its assets, (f) if any assets of Tri-Tek are attached or foreclosed, (g) if Tri-Tek is in default of any of its obligations to any lender and, as a result thereof, the lender accelerates the maturity of any indebtedness of Tri-Tek to the lender, or (h) if David Fuchs ceases to constitute the President, a member of the Board of Directors, or the owner of more than 50% of the voting shares of Tri-Tek.

     8.5 Jones' Breach. Tri-Tek shall have the right to terminate this Agreement on account of any breach of this Agreement by Jones,



specified in a written notice thereof given to Jones, if all breaches specified in such notice are not cured within 15 days after the date on which such notice is given; provided, however, that in the event a specified breach reasonably cannot be cured within such 15 day period, Jones shall have a reasonable period of time, but not to exceed 45 days, within which to cure the breach provided Jones commences to cure the breach within such 15 day period, proceeds with dispatch to cure the breach and cures the breach within a reasonable period of time after expiration of such 15 day period. Termination by Tri-Tek pursuant to the foregoing shall be effectuated by written notice thereof given to Tri-Tek at any time after termination is permitted pursuant to the foregoing, irrespective of whether all specified breaches are cured prior to the time such termination notice is given, and the effective date of such termination shall be the day on which such notice of termination is given.

     8.6  Jones' Damages And Remedies.

          8.6.1 Jones shall be entitled to seek and obtain all damages (including, without limitation, actual, special, incidental and consequential damages) and remedies which Jones may sustain or incur as a result of (a) all breaches of this Agreement by Tri-Tek, irrespective of whether Jones terminates this Agreement as a result of any such breach, and (b) Jones' termination of this Agreement as a result of any such breach. In addition thereto, if Jones terminates this Agreement as a result of any such breach, Jones (y) shall be entitled to an immediate refund of Jones' Initial Deposit and also Jones' Additional Deposit to the extent theretofore paid, in each instance to the extent remaining after giving effect to all credits allowable under Section 2.3 and/or Section 2.6 above, and (z) all unpaid portions of Jones' Additional Deposit under Section 2.4 above shall be absolved.

          8.6.2  If (a) Jones terminates this Agreement pursuant to
(i) Section 4.1.2 above solely as a result of Tri-Tek's failure to deliver the Phase One Test Systems to Jones at Jones' Headquarters by the Phase One Systems Test Date, or (ii) Section 3.1.3, Section 4.1.4,
Section 4.1.5, Section 4.2.1, Section 4.2.4 or Section 4.2.5 above, and (b) Tri-Tek has not committed and does not commit any other breach of this Agreement, then anything contained in Section 8.6.1 above to the contrary notwithstanding, Tri-Tek shall not be liable to Jones for any damages (including, without limitation, actual, special, incidental and consequential damages) which Jones may sustain or incur as a result of, as applicable, (i) Tri-Tek's failure to deliver the Phase One Test Systems to Jones at Jones' Headquarters by the Phase One Systems Test Date pursuant to Section 4.1.1 above, or (ii) any act or omission of Tri-Tek specified in, as applicable, Section 3.1.3,
Section 4.1.4, Section 4.1.5, Section 4.2.1, Section 4.2.4 or
Section 4.2.5 above which gives rise to Jones' right to terminate this Agreement pursuant thereto.

     8.7  Tri-Tek's Damages And Remedies.  Anything contained in
Section 15.14 below to the contrary notwithstanding:

          8.7.1 Subject to Section 8.7.3 and Section 8.7.4 below, Tri-Tek's sole remedy as a result of any breach of this Agreement by



Jones, other than a failure of Jones timely to pay any monetary obligation to Tri-Tek under this Agreement for Conforming Systems and System Components purchased from Tri-Tek by Jones for which Jones is obligated under this Agreement, shall be to terminate this Agreement, in which event Tri-Tek shall not be entitled to any damages as a result of the breach(es) or the termination, but Tri-Tek shall be entitled to require Jones to purchase from Tri-Tek that number of Conforming Systems which, but for such termination, Jones would have been obligated to purchase pursuant to the Standing Order, if applicable, and pursuant to Purchase Orders issued by Jones to Tri-Tek for Systems prior to the day on which Tri-Tek gives Jones notice of Tri-Tek's termination of this Agreement as a result of the breach, if any, in each instance during the 45 day period commencing on the date on which Tri-Tek's notice of termination is given to Jones. In order for Tri-Tek to require Jones to purchase Conforming Systems pursuant to the foregoing provisions of this Section 8.7.1, Tri-Tek must give Jones written notice thereof within one day after the day on which such notice of termination is given to Jones, failing which such right of requirement of purchase of Conforming Systems shall be deemed irrevocably waived by Tri-Tek. Such notice, to be effective, shall identify the quantity of Conforming Systems which Tri-Tek is requiring Jones to purchase pursuant to this Section 8.7.1.

          8.7.2 Subject to Section 8.7.3 and Section 8.7.4 below, Tri-Tek's sole remedy as a result of any failure by Jones timely to pay any monetary obligation to Tri-Tek under this Agreement for Conforming Systems and System Components purchased from Tri-Tek by Jones shall be:
          (a) Without terminating this Agreement as a result of such breach, to seek and recover the unpaid amount of such payment obligation together with interest thereon from the due date thereof; or

          (b) To terminate this Agreement as a result of such breach, in which event Tri-Tek shall not be entitled to any damages as a result of the breaches or the termination, but Tri-Tek shall be entitled to (i) seek and recover the unpaid amount of such payment obligation together with interest thereon from the due date thereof, and (ii) require Jones to purchase from Tri-Tek that number of Conforming Systems which, but for such termination, Jones would have been obligated to purchase pursuant to the Standing Order, if applicable, and pursuant to Purchase Orders issued by Jones to Tri-Tek for Systems prior to the day on which Tri-Tek gives Jones notice of Tri-Tek's termination of this Agreement as a result of the breaches, if any, in each instance during the 45 day period commencing on the date Tri-Tek's notice of termination is given to Jones. In order for Tri-Tek to require Jones to purchase Conforming Systems pursuant to the foregoing, Tri-Tek must give Jones written notice thereof within one day after the day on which such notice of termination is given to Jones, failing which such right of requirement of purchase of Conforming Systems shall be deemed irrevocably waived by Tri-Tek.
Such notice, to be effective, shall identify the quantity of Systems which Tri-Tek is requiring Jones to purchase pursuant to this
Section 8.7.2(b).



          8.7.3 If Tri-Tek terminates this Agreement as a result of any breach(es) of this Agreement by Jones and, on and prior to the date on which Tri-Tek gives Jones notice of such termination, Jones has not purchased a total of 2,500 Conforming Systems (excluding only the Phase One Test Systems) from Tri-Tek, Tri-Tek shall not be entitled to require Jones to purchase any Conforming Systems from Tri-Tek pursuant to Section 8.7.1 or Section 8.7.2(b) above, but Jones shall forfeit, to Tri-Tek, Jones' Initial Deposit and also Jones' Additional Deposit to the extent theretofore paid pursuant to
Section 2.4 above, in each instance to the extent remaining after giving effect to all credits allowable pursuant to Section 2.3 and/or
Section 2.6 above for all Conforming Systems (excluding only the Phase One Test Systems) which Jones purchases from Tri-Tek pursuant to any of the provisions of this Agreement.

          8.7.4 If (a) Tri-Tek terminates this Agreement as a result of any breach(es) of this Agreement by Jones, (b) a Phase Two Completion Date occurs, (c) Jones does not purchase a total of 3,000 Conforming Systems (excluding only the Phase One Test Systems) from Tri-Tek pursuant to any of the provisions of this Agreement, (d) any third party vendor which has provided Tri-Tek a quantity discount based upon Tri-Tek's agreement to purchase, from the third party vendor, items which constitute System Components (including System Components which constitute a part of another System Component) which equals not less than the product of (i) 3,000, and (ii) the total quantity of the item in each System, properly charges Tri-Tek solely on account of Tri-Tek's failure to purchase (to constitute System Components and/or also for use by Tri-Tek other than as System Components) that number of the item which equals such product, and (e) Tri-Tek has a legal obligation to pay the amount of the charge referenced in Section 8.7.4(d), above, then Jones shall be obligated to pay Tri-Tek that amount which equals the lesser of (x) the amount actually charged Tri-Tek by the third party vendor solely on account of such failure in respect of the item, (y) the amount by which (i) the amount the vendor would have charged Tri-Tek, with all applicable discounts, for the total quantity of the item utilized by Tri-Tek in that number of Conforming Systems (excluding only the Phase One Test Systems) which Jones purchases from Tri-Tek pursuant to any of the provisions of this Agreement, exceeds (ii) the amount the vendor actually charged Tri-Tek, with the quantity discount specified in
Section 6.1.1 above, for the total quantity of the item utilized by Tri-Tek in that number of Conforming Systems (excluding only the Phase One Test Systems) which Jones purchases from Tri-Tek pursuant to any of the provisions of this Agreement, and (z) 5% of the Actual Cost for the total quantity of the item utilized by Tri-Tek in that number of Conforming Systems (excluding only the Phase One Test Systems) which Jones purchases from Tri-Tek pursuant to any of the provisions of this Agreement. Notwithstanding the foregoing, Jones' payment obligation pursuant to the foregoing provisions of this Section 8.7.4 shall be conditioned upon Tri-Tek providing Jones with documentary evidence, in reasonable detail, which supports the propriety of such charge and the amount of its claim against Jones pursuant thereto within 45 days after the day on which Tri-Tek terminates this Agreement as a result of any breach(es) of this Agreement by Jones.



     8.8 Jones' Permissive Purchase Of Systems And System Components. Subject to Jones' obligation to purchase Conforming Systems pursuant to Section 8.3 above, if Jones terminates this Agreement pursuant to said Section 8.3, or if this Agreement terminates for any other reason, (a) Tri-Tek shall, within ten days after the day on which this Agreement terminates, give Jones a written itemization of the number of Conforming Systems, partially assembled Systems, partially and finally assembled System Components constructed by Tri-Tek (including, without limitation, all Monitoring/Control Subsystems) and other System Components then in Tri-Tek's possession or under its control, and (b) Jones shall have the right, but it shall not be obligated, to purchase from Tri-Tek some or all of such Conforming Systems, partially assembled Systems, partially and finally assembled System Components constructed by Tri-Tek (including, without limitation, all Monitoring/Control Subsystems) and/or other System Components provided Jones gives Tri-Tek written notice thereof within 30 days after the day on which such itemization is given by Tri-Tek to Jones. Such notice, to be effective, shall identify each such item which Jones desires to purchase and the quantity of each such item which Jones desires to purchase.

     8.9 Price Of Systems And System Components To Jones On Termination. The price to be paid by Jones for items purchased by Jones pursuant to Section 8.7.1 and Section 8.7.2(b) above shall be computed in the manner provided in Section 7.1 above. The price to be paid by Jones for items purchased by Jones pursuant to Section 8.8 above shall also be computed in the manner provided in Section 7.1 above, except that the Profit Percent shall not be applied to any of such items. Notwithstanding the foregoing, the price to be paid by Jones for partially completed System Components shall be the lesser of
(a) the cost of the item, if completed, pursuant to the then current Cost And Vendor Schedule, and (b) the Actual Cost of the components of the item in its partially completed state, with no Profit Percent applied to any of such items.

     8.10 Termination Of Standing Order And Cancellation Of Purchase Orders. The Standing Order and all Purchase Orders shall be deemed revoked, without any liability by, as applicable, Jones or any Maintenance Provider, on, as applicable, the day of the natural expiration of the term of this Agreement or the day of the earlier termination of this Agreement for any reason, and Tri-Tek shall not thereafter deliver any Systems or System Components to Jones or any Maintenance Provider encompassed by the Standing Order or any Purchase Order.

 8.11 Duties Upon Termination. Upon the expiration or earlier termination of this Agreement for any reason, Tri-Tek shall immediately (a) subject to Section 8.11(b) below, immediately deliver to Jones any and all materials (including, without limitation, all of Jones' Confidential Information [including, without limitation, all Developments] then in Tri-Tek's possession or under its control [without the retention of any copies, notes or excerpts]) unless Jones instructs Tri-Tek in writing to destroy all or any part of such materials, in which case Tri-Tek shall immediately destroy the materials as to which such instruction is given, and (b) subject to the foregoing provisions of this Article 8 regarding Conforming



Systems and System Components which Jones is required to purchase or elects to purchase, promptly either (i) destroy all Systems and System Components constructed by Tri-Tek (including, without limitation, Monitoring/Control Subsystems) which constitute Developments, in each instance which are completed and are in process of completion, or (ii) deliver all of the same to Jones.

 9.  Intellectual Property Rights.

     9.1 Rights In Developments. Tri-Tek irrevocably agrees that all right, title and interest throughout the world in and to all Developments including, without limitation, copies of Developments which Tri-Tek now or hereafter may possess, shall belong solely to Jones without Tri-Tek or any of Tri-Tek's employees or Contractors reserving or otherwise having any rights whatsoever in any of the Developments. Specifically, and without limiting the generality of the foregoing, all intellectual property rights (including, without limitation, any and all mask work rights, copyrights, patent rights, trade secrets, and know-how) in any and all Developments shall belong solely to Jones without Tri-Tek or any of its employees or Contractors reserving or otherwise having any rights therein whatsoever. In furtherance thereof:

          9.1.1 Tri-Tek agrees that each copyrightable Development shall be deemed a "work made for hire" within the meaning of the Copyright Act for the sole benefit of Jones. In the event and to the extent that (a) title to any Development, or any part or element thereof, may not, by operation of law, vest in Jones, and/or (b) any copyrightable Development, or any part or element thereof, may be found, as a matter of law, not to be a "work made for hire" within the meaning of the Copyright Act for the sole benefit of Jones, Tri-Tek hereby conveys and irrevocably assigns to Jones the sole and exclusive right, title, and interest in and to such Developments (including, without limitation, the ownership of all intellectual property rights such as, without limitation, the copyright in such Developments), or such part or element thereof, and all copies of any of such Development, or such part or element thereof, in each instance without further consideration.

          9.1.2 Tri-Tek agrees to (a) execute (and, if necessary, to cause its employees and Contractors to execute) any and all documentation requested by Jones to assign to Jones all Development(s), all parts or elements thereof, and all intellectual property rights relating thereto (including, without limitation, any and all copyrights, patent rights, mask work rights, trade secrets, know-how, and other rights), in each instance promptly after Jones requests such execution, and (b) upon Jones' request, diligently and timely assist Jones, and/or any party designated by Jones, to (i) perfect and/or register all patents, copyrights, mask work rights and other rights and protection relating to all Development(s), or any part or element thereof, in any and all countries, (ii) obtain extensions and renewals of any such registrations, and (iii) from time-to-time enforce all patents, copyrights, mask work rights, other intellectual property rights and other rights and projections relating to any Development(s), or any part or element thereof, in any and all countries. Tri-Tek agrees to provide Jones with an original of each



document executed pursuant to the foregoing provisions of this
Section 9.1.2 promptly after the document is executed.

          9.1.3 The assignment of any copyright under this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known or referred to as "moral rights". To the extent such "moral rights" cannot be assigned under applicable law and to the extent such assignment is not allowed by the laws in the various countries where "moral rights" exist, Tri-Tek hereby waives such "moral rights" and consents to any action that would violate such "moral rights" in the absence of such consent. Tri-Tek promptly shall confirm, in writing, all such waivers and consents which are requested by Jones from time-to-time by providing Jones with an original thereof.

          9.1.4 Without limiting the generality of the foregoing provisions of this Section 9.1, reference in this Agreement to title to and ownership of Systems including, without limitation, Test Systems, by Tri-Tek shall not constitute title to or ownership of any Developments by Tri-Tek.

     9.2 Third Party Rights. If any System Component contains any Third Party Rights, Tri-Tek shall obtain from the owner(s) of such Third Party Rights (a) a perpetual right and license for Tri-Tek, Jones and all Maintenance Providers, Affiliates and Customers to (i) use such Third Party Rights (including, without limitation, the right and license to use such Third Party Rights in Systems and the right and license to manufacture Systems and all System Components), and
(ii) distribute by any means including, without limitation, sale, with the right and license to use, Systems and System Components containing such Third Party Rights, (b) all other rights and licenses necessary for (i) Tri-Tek properly to carry out its obligations under this Agreement, and (ii) Jones, Jones' assigns, and Maintenance Providers, Affiliates and Customers to use (and otherwise meet their objectives regarding) Systems and System Components (including, without limitation, the right to copy the System Component), and (c) an agreement to indemnify Jones, Tri-Tek, and all Maintenance Providers, Affiliates and Customers and their respective assignees in the event such Third Party Rights infringe or otherwise violate the rights of any third party (such indemnification to contain substantially the same terms as set forth in Article 12 below). Notwithstanding the foregoing, such right and license for Customers shall only be required to the extent necessary to allow Customers to use Systems and other software contained on Systems. Tri-Tek shall obtain Jones' prior written approval before entering into any agreement which would, or with the passage of time could, place any restrictions of any kind whatsoever on Jones' use or distribution including, without limitation, resale of Systems or System Components or the use or distribution including, without limitation, resale of System Components by any Maintenance Provider. Tri-Tek shall provide Jones with copies of all agreements entered into which relate to any items encompassed by this Section 9.2.

     9.3 Jones' Third Party Software. Jones shall obtain the appropriate licenses, the terms of which shall be agreed upon by Jones in its sole and absolute discretion, for Jones' Third Party Software.



Such licenses shall, perhaps among other things, provide a license for Tri-Tek to test and install Jones' Third Party Software in Systems solely for Jones or the right of Jones. Tri-Tek agrees strictly to comply with the terms of any such license and, if, as and when requested by Jones, promptly to execute and deliver any such license (or other document evidencing such license) and all reports, certifications, affidavits and other documents which the licensor of Jones' Third Party Software from time-to-time requires be executed in connection with the license. In furtherance thereof but without limiting the generality thereof, Tri-Tek agrees, promptly after requested by Jones from time-to-time, to execute and deliver an agreement with each licensor of Jones' Third Party Software which may contain (a) a description of Jones' Third Party Software, (b) a recitation of the license granted by the licensor thereof to Tri-Tek including, without limitation, the duration thereof, as to Tri-Tek,
(c) an acknowledgment by Tri-Tek that it is prohibited from using any of such Jones' Third Party Software other than as specifically permitted by such license grant, (d) an acknowledgment by Tri-Tek that it shall be liable to such licensor in the event of any breach of the license by Tri-Tek, (e) an agreement by Tri-Tek to indemnify such licensor for any breach of such license by Tri-Tek, and (f) such terms and conditions as Jones and/or the licensor reasonably may require.
In no event shall Jones shall have any liability to Tri-Tek on account of any breach of any such license by the licensor of Jones' Third Party Software.

     9.4  Jones' Software.

          9.4.1 Jones shall own all right, title and interest in all of Jones' Software including, without limitation, all copies of Jones' Software which Tri-Tek may possess. Tri-Tek shall have no right or license in Jones' Software except as expressly provided in this Agreement, all other rights therein being expressly retained by Jones.

          9.4.2 Jones hereby grants Tri-Tek the nonexclusive license to use and copy Jones' Software solely for the limited purpose of constructing and testing (a) Systems for sale to Jones, and (b) System Components for sale to Jones and Maintenance Providers. The term of such license shall run concurrently with the term of this Agreement and shall terminate automatically upon the natural expiration of the term or earlier termination of this Agreement for any reason.

          9.4.3 Anything contained in this Agreement to the contrary notwithstanding, Jones may, by providing written notice to Tri-Tek, terminate (a) the entire license granted in Section 9.4.2, or (b) the license granted in Section 9.4.2 with respect to particular Jones' Software (or any part or element thereof), in each instance without terminating this Agreement. Such termination by Jones shall be effective on the date such a notice is given or on a later date set forth by Jones in such a notice.

     9.5 Disclosure Of Developments. Tri-Tek shall disclose and deliver all Developments to Jones. Such disclosures and deliveries shall be (a) made (i) within two days after Jones' request therefor made at any time and from time-to-time throughout the term of this Agreement, (ii) on the Specification Date, and (iii) on the first day



of the calendar month next following the month during which the Phase One Systems Test Date falls and every three months thereafter, and (b) in tangible form and in such detail as necessary for a person reasonably skilled in the art of computer design to understand such Developments and fully and properly to construct Systems and all System Components constructed by Tri-Tek (including, without limitation, the Monitoring/Control Subsystem) and shall include, without limitation and as applicable, complete and accurate copies of all source codes, object codes, executable codes, design documentation, user documentation, work notes, test data, reports, samples, and other tangible evidence or results.

     9.6 Third Party Infringement. If Tri-Tek becomes aware of any product or activity of any third party that involves infringement, potential infringement, violation or potential violation of Jones' rights in any System, any System Component or in any other Development, then Tri-Tek shall, within five days after the day on which Tri-Tek becomes aware of such product or activity, notify Jones in writing of such infringement or violation. Jones may, in its sole and absolute discretion, take or not take whatever action it believes is appropriate, and if Jones elects to take action, Tri-Tek shall fully cooperate therewith.

     9.7  Tri-Tek's Rights In The Developments.

          9.7.1 Tri-Tek shall have no right or license in the Developments except as expressly provided in this Agreement, all other rights therein being expressly retained by Jones.

          9.7.2 Jones hereby grants to Tri-Tek a nonexclusive license to use, copy and modify the Developments solely for the limited purpose of the development, construction and testing of (a) Systems for sale to Jones, and (b) System Components for sale to Jones and Maintenance Providers. The term of such license shall run concurrently with the term of this Agreement and shall terminate automatically upon the natural expiration of the term or earlier termination of this Agreement for any reason.

          9.7.3 Anything contained in this Agreement to the contrary notwithstanding, Jones may, by providing written notice to Tri-Tek, terminate (a) the entire license granted in Section 9.7.2, or (b) the license granted in Section 9.7.2 with respect to a particular Development (or any part or element thereof), in each instance without terminating this Agreement. Such termination by Jones shall be effective on the date such a notice is given or on a later date set forth by Jones in such a notice.

     9.8 Intellectual Property Markings. Tri-Tek shall affix the appropriate intellectual property notices (such as, but not limited to, copyright notices and mask work notices) on the Developments showing Jones as the owner of such rights. Such notices shall be affixed to those portions of the Developments as Jones may instruct Tri-Tek from time-to-time.

10.  Representations And Warranties.



     10.1 Systems And System Components. Tri-Tek represents and warrants that each System and System Component shall (a) be free from defects in manufacturing and workmanship (including, without limitation, programming errors and bugs), (b) meet all approved Specifications and otherwise meet Jones' Needs at the time, and (c) be constructed solely of new (as opposed to used or refurbished) System Components. Without limiting the generality of the foregoing:

          10.1.1 For a period of 12 months after (a) the Phase One Completion Date in respect of the Phase One Test Systems, and (b) the Phase Two Completion Date in respect of the Phase Two Test Systems, Jones (or a Maintenance Provider on Jones' behalf) shall have the right to return to Tri-Tek, for repair or replacement (as determined by Tri-Tek in its reasonable discretion), the Test System (or System Component(s) thereof) which fails to satisfy Tri-Tek's representations and warranties applicable thereto which are set forth above in this
Section 10.1.

          10.1.2 For a period of 12 months after the day on which payment is due by Jones pursuant to Section 7.3.1 above for a System or System Component (purchased separately), Jones (or a Maintenance Provider on Jones' behalf) shall have the right to return to Tri-Tek, for repair or replacement (as determined by Tri-Tek in its reasonable discretion), the System (or System Component(s) thereof) which fails to satisfy Tri-Tek's representations and warranties applicable thereto which are set forth above in this Section 10.1.

          10.1.3 For a period of 12 months after the day on which payment is due by a Maintenance Provider pursuant to Section 7.3.2 above for a System Component, the Maintenance Provider shall have the right to return to Tri-Tek, for repair or replacement (as determined by Tri-Tek in its reasonable discretion), the System Component which fails to satisfy Tri-Tek's representations and warranties applicable thereto which are set forth above in this Section 10.1.

          10.1.4 The repair and replacement of Systems and System Components pursuant to the foregoing provisions of this Section 10.1, and the return thereof to Jones, shall be at the sole cost and expense of Tri-Tek, it being understood thereby that Jones shall pay the freight charges incurred by it in returning Systems and System Components to Tri-Tek.

          10.1.5 Tri-Tek shall deliver repaired or replacement Systems and System Components, in each instance which satisfy Tri-Tek's representations and warranties applicable thereto, promptly after the Systems and System Components which are to be repaired or replaced are returned to Tri-Tek pursuant to the foregoing provisions of this Section 10.1. The 12-month period set forth in
Section 10.1.1, 10.1.2 and 10.1.3 above shall also apply to each repaired and replacement System and System Component commencing on the day it is delivered by Tri-Tek to Jones.

          10.1.6 Determinations of failures of compliance with the warranty set forth in Section 10.1 above, the appropriateness of the return of, as applicable, a System or particular System Component(s) thereof, or System Components sold separately by Tri-Tek shall, in



each instance, be based on the determinations thereof by Jones and/or a Maintenance Provider, and such determinations shall be binding on Tri-Tek.

     10.2 Manufacturer's Warranties. In addition to all warranties of Tri-Tek under this Agreement, Jones and Maintenance Providers shall have the benefit of all warranties of all third party vendors to Tri-Tek of System Components. In furtherance thereof, Tri-Tek agrees, from time-to-time as requested by Jones or a Maintenance Provider, to
(a) execute such documents as reasonably may be requested in order to assign such warranties to, as applicable, Jones and Maintenance Providers, and (b) otherwise assist Jones and Maintenance Providers in enforcing such warranties.

     10.3 Warranties At Law. Nothing contained in this Agreement (including, without limitation, any (a) sub-part of Section 10.1 above, or (b) Section 10.2 above) shall, in any way, limit any warranties which are provided by law or any remedies which are provided by law for any breach of any warranties including, without limitation, warranties provided by the UCC such as, but not limited to, warranties of title, merchantability and fitness for a particular purpose.

     10.4 Authority. Tri-Tek represents and warrants that (a) it has (or will obtain prior to use in a System or any System Component) the rights and licenses that Tri-Tek is required to obtain in order to comply with Tri-Tek's obligations in this Agreement including, without limitation, the rights and licenses required by Section 9.2 above, and
(b) no one other than Jones, and Tri-Tek pursuant to Section 9.7.2 above, has or will have any rights, of any kind whatsoever, in any Development.

     10.5 No Infringement. Tri-Tek represents and warrants that (a) Jones' and any Maintenance Provider's use, sale, development, construction and modification of Systems, System Components, Developments, the Developed Firmware and/or Tri-Tek's Third Party Software, (b) the performance of maintenance services on the System and System Components by Maintenance Providers, and (c) the performance by Tri-Tek of any services pursuant to this Agreement, in each instance will not in any way constitute an infringement or other violation of any copyright, trade secret, trade dress, trademark, patent, invention, mask work, proprietary information, nondisclosure or other right of any third party.

     10.6 Compatibility. Tri-Tek represents and warrants that all software components of the Developments (including, without limitation, the Developed Firmware) shall (a) be free from programming errors and from defects in workmanship and materials, (b) operate and be compatible with Systems, Jones' Software, Tri-Tek's Third Party Software and Jones' Third Party Software such that each System will conform to the performance capabilities, specifications, functions and other descriptions and standards applicable thereto as represented by Tri-Tek to Jones, as set forth on the exhibits attached to this Agreement and as such exhibits may be modified from time-to-time pursuant to the terms of this Agreement, and (c) conform to standards generally observed in the industry for similar software. Tri-Tek



further represents and warrants that (y) it has thoroughly examined Jones' current computer system, and (z) Systems will be compatible with, among other things, Jones' other hardware and software which Jones now intends to use with Systems including, without limitation, equipment which is to be plugged into a System Component and equipment which is to be contained in the cabinet which constitutes a System Component, some of which is identified on one or more exhibits hereto including, without limitation, Genicom laser printers and Sun Sparcstations.

     10.7 No Impairment. Tri-Tek represents and warrants that each System including, without limitation, all software embedded or installed therein, and each System Component including, without limitation, all software embedded or installed therein, does not (and will not, at the time of delivery) contain any feature which would in any way impair the operation of the System (or any System Component) including, without limitation, (a) software locks, drop dead devices, back doors, time bombs, or other software routines which may disable a computer program automatically with the passage of time or under the positive control of a person other than Jones, or (b) any form of virus, a Trojan horse, worm or other software routines or hardware components which may (i) permit unauthorized access or (ii) disable, erase, or otherwise harm software, hardware, or data, except that Tri-Tek makes no representation or warranty regarding any of the matters identified in Section 10.7(a) in respect of any Jones' Third Party Software. Tri-Tek further represents and warrants that it will not impair the operation of any System (or any System Component) in any way for any reason whatsoever.

     10.8 Tri-Tek's Experience. Tri-Tek represents and warrants that it possesses the skill, experience, expertise and capacity (including, without limitation, the financial wherewithal) necessary to fulfill all of its obligations under this Agreement. Without limiting the generality of the foregoing, Tri-Tek represents and warrants that it has the experience, contacts and skill necessary to negotiate and obtain the lowest price in the industry for System Components which Tri-Tek is to purchase from third party vendors.

     10.9 Tri-Tek's Employees. Tri-Tek represents and warrants that all employees and Contractors of Tri-Tek that will or may work, in any way whatsoever, on any System or System Component (including, without limitation, those that work on the development thereof) now have executed or will, before working on any System or System Component, execute agreements timely hereafter wherein and whereby they acknowledge and agree that (a) their respective work product (including, without limitation, all proprietary rights in Systems) belongs solely to Tri-Tek as their employer in order that such work product will become the property of Jones pursuant to this Agreement and (b) the performance of services by such employee or Contractor to and for Tri-Tek has not at any time or in any way constituted, and will not hereafter at any time or in any way constitute, an infringement or other violation of any intellectual property right, nondisclosure or other right of any third party. In furtherance thereof, in all such contracts, Tri-Tek's employees and Contractors shall acknowledge and agree (y) that all proprietary rights in any ideas, inventions and the like made, developed, conceived and/or



reduced to practice by such employee during his or her employment with Tri-Tek belong to Tri-Tek (and Tri-Tek's assignees), and (z) to execute any and all documents necessary to (i) assign such rights to Tri-Tek (and/or Tri-Tek's assignees) and (ii) protect Tri-Tek's (and/or Tri-Tek's assignees) rights therein. In addition, and without limiting the generality of the foregoing, such agreements with Tri-Tek's employees shall contain language similar to that contained in
Section 9.1.2 and Section 9.1.3 above and shall further provide, among other things, that they are employees of Tri-Tek within the meaning of the Copyright Act, and that if, as a matter of law, any copyrightable work created during such employee's employment with Tri-Tek is not considered a "work made for hire" within the meaning of the Copyright Act for the sole benefit of Tri-Tek, the copyright in such work shall be automatically assigned to Tri-Tek. In addition, and without limiting of the foregoing, such agreements with Tri-Tek's Contractors shall contain language similar to that contained in Section 9.1.2 and
Section 9.1.3 above and shall further provide, among other things, that all copyrightable works shall be "works made for hire" within the meaning of the Copyright Act, and shall therefore belong to Tri-Tek and that if, as a matter of law, any copyrightable work created during the term such Contractor is engaged by Tri-Tek is not deemed a "work made for hire" within the meaning of the Copyright Act for the sole benefit of Tri-Tek, the copyright in such work shall be automatically assigned to Tri-Tek. Tri-Tek agrees to provide Jones with a copy of each document executed pursuant to the foregoing provisions of this
Section 10.9 promptly after the document is executed.

     10.10 Packaging Specifications. Tri-Tek represents and warrants that the Packaging Specifications (a) meet commercially acceptable standards for similar items, and (b) are adequate to package Systems in order that Systems can be shipped and delivered without damage unless extremely unusual circumstances arise after the Systems leave Tri-Tek's control.

     10.11 Qualified Personnel. Tri-Tek represents and warrants that its employees and Contractors are, and at all times shall be, qualified professional personnel, consistent with the standards prevailing in the industry.

     10.12 Ownership And Control Of Tri-Tek. Tri-Tek represents and warrants that David Fuchs is (a) the owner of more than 50% of the voting shares of Tri-Tek, (b) the President of Tri-Tek, and (c) a member of the Board of Directors of Tri-Tek.

     10.13 Continuous Representations And Warranties. All representations and warranties made by Tri-Tek in this Agreement shall be deemed first made on the date of this Agreement (and as an inducement to Jones' execution and delivery of this Agreement) and they shall run continuously throughout the term of this Agreement and after natural expiration of the term or earlier termination of this Agreement for any reason.

     10.14 Application To Maintenance Providers. Each representation and each warranty made by Tri-Tek in this Agreement shall be deemed made to Jones and, in the case of a System Component sold or delivered to a Maintenance Provider, to each Maintenance



Provider and also Jones, and all rights on account of a breach of any such representation and/or warranty shall accrue, as applicable, to Jones and/or the Maintenance Providers as the injured party(ies).

11.  Project Manager.

     11.1 Appointment. During the entire term of this Agreement, Tri-Tek shall, on a full-time basis, employ an individual who shall have
(a) the title of Project Manager for Jones, and (b) the capabilities and expertise in order properly to perform, among other things, those duties specified in Section 11.2 below. Upon the execution of this Agreement, Tri-Tek shall appoint Dave Mytyk to the position of initial Project Manager, and Jones hereby approves that appointment.

     11.2 Duties. The Project Manager shall (a) until the Specification Date, work (i) full-time on the development and construction of the System and System Components which are to be manufactured by Tri-Tek, including, without limitation, the B.O.C Board, and (ii) at Jones' Headquarters during such periods as Jones determines appropriate in its discretion, (b) throughout the remaining term of this Agreement (i) expend such time exclusively on the development and construction of Systems (and all matters incidental or related thereto) as may be required from time-to-time, and (ii) act as the liaison between Tri-Tek and Jones.

     11.3 Termination Of Project Manager By Jones. In all events, Jones may require Tri-Tek to remove a particular Project Manager from that position for any reason whatsoever by giving written notice thereof to Tri-Tek, in which event Tri-Tek promptly shall effectuate such removal and, accordingly, Tri-Tek shall preclude such former Project Manager from thereafter performing any duties with respect to Jones, Systems and System Components for Jones.

     11.4 Appointment Of New Project Manager. In no event may (a) Tri-Tek appoint any successor Project Manager without Jones' prior written approval of the individual who Tri-Tek proposes to appoint to that position, or (b) there be a vacancy in the position of approved Project Manager for Jones for more than ten days in the aggregate without Jones' prior written approval from time-to-time. In the event of an anticipated or actual vacancy in the Project Manager position for any reason, Tri-Tek shall provide Jones with the full credentials of each individual who Tri-Tek considers for employment and/or appointment as the next Project Manager and the then anticipated date on which Jones desires to make such appointment, and Jones shall have the right to interview each such individual.

     11.5 Status Of Project Manager And Other Employees Of Tri-Tek.
The Project Manager, and all other employees of Tri-Tek, shall at all times constitute the employees of Tri-Tek, and not of Jones, for all purposes, and be and remain solely under the supervision and control of Tri-Tek. No employee, Contractor or agent of Tri-Tek, or any other individual who may perform any services for Tri-Tek in furtherance of this Agreement, shall be, or shall be deemed to be, an employee, agent or servant of, or contractor with, Jones, and no benefits provided by Jones to any of its employees are available to, or shall be provided to, any such individual including, without limitation, any of Tri-



Tek's employees and agents. In furtherance thereof, Tri-Tek agrees duly and timely to (a) withhold from the compensation which it pays each of its employees all amounts which Tri-Tek is required by law to withhold for federal, state and local income tax purposes, (b) deposit and pay all amounts so withheld and also all other amounts which Tri-Tek legally is required to pay on account of such compensation under all applicable Federal, state and local laws including, without limitation, under the Federal Insurance Contributions Act, the Federal Unemployment Tax Act and the applicable state unemployment laws, (c) maintain worker's compensation insurance in respect of all of its employees with limits of liability and coverages not less than is from time-to-time required by all applicable laws, and (d) provide Jones with evidence of compliance with this Section 11.5 as and when Jones may request such evidence.

12.  Indemnification.

     12.1 Tri-Tek's Obligation To Indemnify. Anything contained in this Agreement to the contrary notwithstanding, but subject to the further provisions of this Article 12, in all events and under all circumstances Tri-Tek shall, at Tri-Tek's sole cost and expense, during the term of this Agreement and after natural expiration of the term or earlier termination of this Agreement for any reason, indemnify, defend and hold harmless Jones, Affiliates, System Lessors, Maintenance Providers and Customers and, in each instance, their respective or collective partners, principals, employees, agents, contractors insurers (collectively, "Indemnified Parties"), and each and all of them, from and against any and all loss or liability, claims, demands, damages, losses and expenses including, without limitation, attorneys', accountants' and expert witness fees, costs and expenses, which the Indemnified Parties, or any one or more of them, may sustain or incur directly or indirectly from or as a result of (a) any claim against any one or more of the Indemnified Parties which arises as a result of a breach of this Agreement by Tri-Tek and/or the falsity of any representation and/or warranty made by Tri-Tek in this Agreement, (b) the negligence of Tri-Tek including, without limitation, the negligence of any of its employees, Contractors or agents, (c) the sale or use of Systems (or any part or element thereof) by any of the Indemnified Parties including, without limitation, (i) the violation (or alleged violation) by any of the Indemnified Parties of any third party's trade secrets, proprietary information, trade mark, trade dress, copyright, mask work rights or patent rights or (ii) any similar claim, (d) any claim of any type by any employee, Contractor or agent of Tri-Tek or any individual who may perform any services for Tri-Tek in furtherance of this Agreement, and/or (e) any claim against any of the Indemnified Parties by any Third Party on account of any act or omission of Tri-Tek including, without limitation, on account of any breach by Tri-Tek of any agreement with or otherwise in favor of any Third Party. Each Indemnified Party who and which is not a party to this Agreement shall be deemed to be a third party beneficiary of this Agreement.

     12.2 Notice, Defense And Settlement Of Claims.

          12.2.1 Each Indemnified Party which or who desires to obtain indemnification from Tri-Tek pursuant to Section 12.1 above in



respect of a particular claim shall give Tri-Tek written notice of the claim (as to which such indemnification may be sought by such Indemnified Party) within 60 days after the day on which such Indemnified Party receives written notice of such claim from or on behalf of the claimant who or which makes such claim, and such notice to Tri-Tek shall be accompanied by a copy of such written notice of such claim from or on behalf of such claimant. Such notice also shall state whether such Indemnified Party desires to (a) afford Tri-Tek the opportunity to undertake, and thereafter to have sole control over, the defense (including settlement) of such claim, which shall be at the sole cost and expense of, and at the sole risk of, Tri-Tek, in which event Tri-Tek promptly shall assume such defense and diligently thereafter defend such claim, or (b) itself to undertake, or to have another for it undertake, the defense (including settlement) of such claim, in which event such Indemnified Party, or such other on its behalf, shall have sole control over the defense (including settlement) of such claim, which shall be on behalf of, for the account of, and at the sole risk of Tri-Tek. A failure by Tri-Tek to undertake such defense, or timely to undertake such defense, of such claim shall not release Tri-Tek from its obligations and liabilities under Section 12.1 above in respect of such claim and, accordingly, in the event of such a failure or delay, such Indemnified Party shall have the right, but not the obligation, itself to undertake, or to have another for it undertake, the defense (including settlement) of such claim, which shall be on behalf of, for the account of, and at the sole risk of Tri-Tek.

          12.2.2 Notwithstanding Section 12.2.1 above, if Tri-Tek properly undertakes to defend an Indemnified Party in respect of a claim and diligently thereafter defend such claim but, at any time thereafter and for any reason, that Indemnified Party desires itself to have, or another on its behalf to have, sole prospective control over the defense (including settlement) of such claim as to which such undertaking by Tri-Tek exists, that Indemnified Party shall have the right to do the same by written notice thereof given to Tri-Tek, in which event Tri-Tek shall take all actions which reasonably are required and shall cause all actions to be taken which Tri-Tek reasonably can cause to be taken in order to effectuate an orderly transition of such defense and, if applicable, such negotiations in respect of the settlement of such claim, to that Indemnified Party and legal counsel selected by or for that Indemnified Party to represent that Indemnified Party in the foregoing regards in respect of such claim including, without limitation, providing that Indemnified Party and/or such counsel with a copy of all related documents including, without limitation, all work product developed or otherwise generated in the course of satisfaction by Tri-Tek of its indemnification obligations in respect of such claim as to such Indemnified Party. Neither the giving of such a notice nor assumption of the defense of such claim against such Indemnified Party by or for that Indemnified Party pursuant to the foregoing provisions of this Section 12.2.2 shall release Tri-Tek from its obligations and liabilities under
Section 12.1 above to such Indemnified Party in respect of such claim and, accordingly, such defense (including settlement) of such claim shall be on behalf of, for the account of, and at the sole risk of Tri-Tek.



          12.2.3 After Tri-Tek has assumed control over the defense (including settlement) of a claim and during the period thereafter while Tri-Tek has sole control over such defense, the Indemnified Party in respect of such claim reasonably shall provide Tri-Tek with reasonable assistance, information and authority which reasonably is necessary to perform such defense and related settlement negotiations as and when specifically requested by Tri-Tek or on its behalf, which shall be provided at the sole cost and expense of Tri-Tek. Likewise, after an Indemnified Party (or another on its behalf) has assumed the defense (including settlement) of a claim pursuant to Section 12.2.1 or Section 12.2.2 above and during the period thereafter while such Indemnified Party (or another on its behalf) has sole control over such defense, Tri-Tek shall provide reasonable assistance, information and authority which reasonably is necessary to perform such defense and related settlement negotiations as and when specifically requested by or on behalf of such Indemnified Party, which shall be provided at the sole cost and expense of Tri-Tek.

          12.2.4 A failure or delay by an Indemnified Party in performing any of the obligations imposed on such Indemnified Party pursuant to any of the foregoing provisions of this Article 12.2 in respect of a particular claim shall not void the indemnification obligation of Tri-Tek set forth in Section 12.1 above as to such Indemnified Party in respect of such claim but merely shall reduce the scope of the indemnification to such Indemnified Party in respect of such claim to the extent, if any, of the proven damages which the claimant actually sustains, and for which such Indemnified Party is held liable to such claimant, in respect of such claim as a direct result of such delay during the actual period of the delay.

          12.2.5 Anything set forth above in this Article 12 to the contrary notwithstanding, during the course of its defense of a claim Tri-Tek only shall have the right and authority to settle such claim as to an Indemnified Party if Tri-Tek then has the ability to satisfy, and fully satisfies, all obligations (including liabilities) of such Indemnified Party pursuant to such settlement; otherwise, Tri-Tek shall first secure such authority, in writing, in respect of the proposed settlement from such Indemnified Party, but such Indemnified Party shall not be obligated to give such authority and the giving of such authority shall not relieve Tri-Tek from its obligation fully to satisfy all obligations (including liabilities) of such Indemnified Party pursuant to such settlement.

13.  Confidentiality And Non-Competition.

     13.1 Maintenance Of Confidentiality By Jones. Jones acknowledges that Jones may have heretofore received and may from time-to-time hereafter receive information from Tri-Tek marked "Confidential" which is the confidential property of Tri-Tek and Jones shall not reveal to any person or entity any such confidential information.
Notwithstanding the foregoing, no such information shall be considered Tri-Tek's confidential information if such information (a) is generally known in the relevant industry or industry segment other than on account of a breach hereof by Jones, (b) does not afford possessors of the information a commercial or business advantage over others who do not have the information, (c) is described in an issued



or published U.S. or non-U.S. patent, (d) is developed independently by or on behalf of Jones, (e) is disclosed to Jones by a third party not having an obligation of confidence to Tri-Tek, and/or (f) is or becomes part of the Developments. As between Tri-Tek and Jones, Tri-Tek shall have the burden of proving that information constitutes Tri-Tek's confidential information.

     13.2 Maintenance Of Confidentiality By Tri-Tek.  Tri-Tek agrees
(a) to keep all of Jones' Confidential Information confidential, (b) to insure that all of Tri-Tek's employees, Contractors and agents keep all of Jones' Confidential Information confidential, and (c) not to use any of Jones' Confidential Information except for the benefit of Jones as permitted by this Agreement. Such obligation shall require Tri-Tek, without limitation, to have each such employee, Contractor and agent enter into formal agreements wherein they agree to keep all of Jones' Confidential Information confidential, and promptly after each such agreement is executed to provide Jones with a copy thereof.

     13.3 Non-Competition. During the term of this Agreement and for two years thereafter, Tri-Tek agrees not to perform the same or similar services as are to be performed for Jones under this Agreement for any person or entity who or which conducts the same business as is conducted by Jones.

14.  Sales Of Systems To System Lessors.

     14.1 General Statement. Tri-Tek acknowledges that Jones hereafter may desire to lease Conforming Systems from entities with which Jones from time-to-time has or intends to have an agreement to lease Systems (collectively, "System Lessors"). All articles of this Agreement, other than this Article 14, are written as if there would not be any System Lessor. The further provisions of this Article 14 apply in respect of System Lessors including, without limitation, by specifying how terms and provisions of other articles of this Agreement are affected including, without limitation, how they are modified in respect of System Lessors and Systems sold and/or delivered by Tri-Tek to System Lessors. Except to the extent modified pursuant to the further provisions of this Article 14, all terms and provisions of this Agreement fully shall apply and be applicable in respect of all Systems purchased and to be purchased by all Systems Lessors from Tri-Tek and to all Systems which constitute or are to constitute such Conforming Systems which are purchased and to be purchased by System Lessors.

     14.2 Status Of System Lessors. Without limiting the generality of Section 14.1 above, this Agreement shall govern the sale of Conforming Systems by Tri-Tek to System Lessors. By placing a
Purchase Order for Conforming Systems, by accepting the assignment from Jones, in whole or in part, of a Purchase Order for Conforming
Systems previously submitted by Jones to Tri-Tek and/or by accepting the assignment from Jones, in whole or in part, of the Standing Order, each System Lessor agrees to be bound by all of the terms and provisions of this Agreement which are applicable to the System Lessor in respect of the Systems encompassed by its Purchase Orders.
Accordingly, each System Lessor shall be deemed to be a third party beneficiary of this Agreement, and termination by Jones of an entity's



status as a System Lessor shall not diminish such status in respect of Systems theretofore sold by Tri-Tek to the System Lessor. All acts and omissions of a System Lessor shall be attributable solely to that System Lessor, as a result of which (a) Jones shall not be liable or otherwise responsible for any act or omission of any System Lessor,
(b) no System Lessor shall be liable or otherwise responsible for any act or omission of Jones or any other System Lessor, and (c) Tri-Tek shall not have the right to terminate this Agreement as a result of any act or omission of any System Lessor.

     14.3 Identity Of System Lessors. Each entity which Jones desires from time-to-time to qualify as a System Lessor shall be identified as such in a written notice thereof given by Jones to Tri-Tek, which notice, to be effective, shall specify the name and address of the System Lessor and may specify the number of Conforming Systems which the identified System Lessor is then authorized to purchase for subsequent lease to Jones. Whether or not such number is so specified, Jones, by written notice to Tri-Tek, may thereafter specify the number of Conforming Systems which the System Lessor, identified in such notice, is then authorized to purchase for subsequent lease to Jones, which may constitute an increase or a decrease in the number of Conforming Systems previously specified by Jones to Tri-Tek.
Likewise, Jones shall give Tri-Tek written notice from time-to-time as and when Jones no longer desires a System Lessor to qualify as such, which notice, to be effective, shall specify the name and address of the former System Lessor. Tri-Tek shall not sell (a) any Systems to any entity which does not constitute a System Lessor at the time of the sale, or (b) sell more Conforming Systems to any System Lessor then the System Lessor is authorized by Jones to purchase for subsequent lease to Jones.

     14.4 Sales Of Systems To System Lessors. Subject to Article 8 and Section 14.3 above and the further provisions of this Article 14, from and after the Phase Two Completion Date Tri-Tek timely shall sell to each System Lessor that quantity of Conforming Systems as the System Lessor may desire to purchase from Tri-Tek from time to time as evidenced by assignments and/or Purchase Orders to which references are made in Section 14.5 below. All Conforming Systems purchased by System Lessors shall be delivered to Jones and all matters relating to such delivery shall be handled by Jones as the agent of the System Lessors, respectively, for such purpose.

     14.5 Purchases Of Systems By System Lessors.

          14.5.1 Jones shall have the right from time-to-time to assign to one or more System Lessors, in whole or in part, Jones' right and obligation to purchase Conforming Systems pursuant to the Standing Order by written notice thereof to Tri-Tek from time-to-time.
To be effective, each such notice shall specify the number of affected Systems, the month during which such Conforming Systems are to be delivered by Tri-Tek pursuant to Section 5.1 above and the name and address of the System Lessor as to which such assignment is made.
Each such notice may constitute a notice from Jones to Tri-Tek pursuant to Section 14.3 above. Upon such assignment, (a) Jones' obligation to purchase Conforming Systems pursuant to the Standing
Order shall be deemed satisfied to the extent of the number of Systems



encompassed by such assignments, respectively, (b) the conditions to Jones' right to terminate the Standing Order which are set forth in
Section 5.1.3 above also shall be deemed satisfied to the extent of the number of Conforming Systems to be purchased by System Lessors pursuant to the Standing Order, as aforesaid, and pursuant to Purchase Orders for Systems submitted and deemed submitted by System Lessors pursuant to the further provisions of this Section 14.5, (c) Jones shall be deemed prospectively released from all obligations to pay Tri-Tek for such Systems, the freight charges pursuant to Section 5.5 above in respect of such Systems and the taxes pursuant to Section 5.6 above in respect of such Systems, and (d) the System Lessor to which the assignment is made shall be deemed to have agreed to pay Tri-Tek for such Conforming Systems, freight charges and taxes as and when payment therefor would be due by Jones for such Systems pursuant to
Section 7.3 above if Jones were the purchaser of such Systems.

          14.5.2  For all purposes of this Agreement, the term
"Purchase Order" also shall include an order submitted or deemed submitted to Tri-Tek by a System Lessor to purchase Conforming
Systems.

          14.5.3 Jones shall have the right from time-to-time to assign to one or more System Lessors, in whole or in part, any one or more Purchase Orders for Conforming Systems theretofore submitted by Jones to Tri-Tek by written notice thereof to Tri-tek from time-to-time. To be effective, each such notice shall specify the number of affected Systems, the number and date of the affected Purchase Order and the name and address of the System Lessor as to which such assignment is made. Each such notice may constitute a notice from Jones to Tri-Tek pursuant to Section 14.3 above. Upon such an assignment, (a) the identified System Lessor to which such assignment is made shall, in lieu of Jones, be deemed to have submitted such Purchase Order to Tri-Tek pursuant to Section 5.2 above in respect of the number of Systems specified in such notice, (b) Jones shall be deemed prospectively released from all obligations to pay Tri-Tek for such Systems, the freight charges pursuant to Section 5.5 above in respect of such Systems and the taxes pursuant to Section 5.6 above in respect of such Systems, and (c) the System Lessor to which the assignment is made shall be deemed to have agreed to pay Tri-Tek for such Conforming Systems, freight charges and taxes as and when payment therefor would otherwise be due by Jones for such Systems pursuant to
Section 7.3 above if Jones were the purchaser of such Systems.

          14.5.4 Subject to Article 8 and Section 14.3 above and the further provisions of this Article 14, System Lessors shall have the right to submit Purchase Orders for Conforming Systems to Tri-Tek pursuant to Section 5.2 above. The System Lessor which submits the Purchase Order shall be deemed to have agreed to pay Tri-Tek for such Conforming Systems, the freight charges pursuant to Section 5.5 above in respect of such Systems and the taxes pursuant to Section 5.6 above in respect of such Systems as and when payment therefor would be due by Jones for such Systems pursuant to Section 7.3 above if Jones had submitted the Purchase Order to Tri-Tek for the Conforming Systems.

          14.5.5 Each Purchase Order submitted by each System Lessor shall identify those items enumerated in Section 5.2.1 and also may



specify any one or more of the items enumerated in Section 5.2.3 above, in each instance to the same extent as required of or afforded Jones therein.

          14.5.6 Each obligation of Tri-Tek under Article 5 above to and in favor of Jones in respect of Systems for which Jones could have a payment obligation shall constitute an obligation of Tri-Tek to each and both of Jones and the obligated System Lessor in respect of all Systems for which that System Lessor could have a payment obligation to Tri-Tek.

          14.5.7  Subject to the further provisions of this
Section 14.5, each right and remedy of Jones under Article 5 above in respect of Systems for which Jones could have a payment obligation shall (a) apply with equal force and effect to and in respect of all Systems for which a System Lessor could have a payment obligation to Tri-Tek, and (b) constitute the rights and remedies of each and both of Jones and such obligated System Lessor in respect of such Systems. All of such rights and remedies may be exercised and enforced by the obligated System Lessor on its own behalf and/or by Jones on its own behalf and/or as the agent of such obligated System Lessor for such purposes.

          14.5.8 The acceptance provisions of Section 5.7 above in respect of Systems for which Jones could have a payment obligation shall apply with each force and effect to all Systems for which a System Lessor could have a payment obligation to Tri-Tek, and deemed acceptance of such Systems by Jones shall be binding on the obligated System Lessor. Accordingly, Jones shall constitute the agent of the obligated System Lessor for the foregoing purposes.

          14.5.9 All rejections by Jones of Systems (and System Component thereof) for which a System Lessor could have a payment obligation shall constitute the rejection thereof by the obligated System Lessor, and such rejections shall be binding on the obligated System Lessor. Accordingly, Jones shall constitute the agent of the obligated System Lessor for the foregoing purposes.

     14.6 Pricing And Invoices To System Lessors.

          14.6.1 The price to be paid by System Lessors to Tri-Tek for Conforming Systems purchased other than pursuant to Article 8 above shall be the same Price determined pursuant to Section 7.1 above which would be payable by Jones to Tri-Tek if Jones were the purchaser of the Conforming Systems. Without limiting the generality of the foregoing:

          (a) Each Cost And Vendor Schedule also means the from time-to-time approved schedule which identifies the maximum cost to System Lessors of each System, such maximum cost being subject to the applicable Profit Percent and, in the case of Systems, also the Assembly Charge, in each instance pursuant to Section 7.1 above.

          (b) Tri-Tek's charges to System Lessors pursuant to this Agreement also shall be on a first in, first out basis pursuant to
Section 6.4 above.



          14.6.2 For all purposes of this Agreement, the term "Invoice" also shall include each invoice which Tri-Tek renders each System Lessor. Each Invoice to a System Lessor shall be rendered by Tri-Tek to the System Lessor at its most current address (a) of which Jones advised Tri-Tek in writing pursuant to Section 14.3 above or otherwise, or (b) the System Lessor advised Tri-Tek in writing. Tri-Tek shall send Jones a copy of each Invoice to each System Lessor on the date Tri-Tek renders that Invoice to the System Lessor, and Tri-Tek shall not be deemed to have rendered an Invoice to a System Lessor unless and until Tri-Tek sends a copy thereof to Jones. Such copies shall be sent to Jones at its then current address for notices under
Section 15.11 below.

          14.6.3 The provisions of Section 7.3.1 above shall apply with equal force and effect to and in respect of all Invoices to all System Lessors and the payment of Invoices by System Lessors. Without limiting the generality of the foregoing, payment of any Invoice by any System Lessor shall not, however, constitute a waiver or release by Jones and/or the System Lessor of any claims which they, respectively or collectively, may have against Tri-Tek (a) that the subject Systems do not constitute Conforming Systems, (b) under
Article 10 above, or (c) regarding the appropriateness of any charges on the Invoice.

          14.6.4 As between Tri-Tek and Jones, Tri-Tek's liability under Section 7.7(a) above shall be to Jones and not to any System Lessor for 120% of the actual damages sustained, including overpayments by System Lessors to Tri-Tek, which any Audit reveals. Accordingly, the rights of Jones set forth in Section 7.7(c) and
Section 7.7(d) above may be exercised by Jones on account of such damages and/or overpayments.

     14.7 Jones' Deposits And System Lessors. Subject to the further provisions of this Section 14.7, Jones' Initial Deposit and Jones' Additional Deposit also shall serve as a deposit by Jones against the sale of Systems to System Lessors at any time pursuant to this Agreement. Anything set forth in this Agreement including, without limitation, Article 2 above to the contrary notwithstanding:

          14.7.1 The first 1,000 Systems to which reference is made in Section 2.3 above and the first 2,500 Systems to which reference is made in Section 2.6 above also shall include Systems purchased by System Lessors at any time pursuant to this Agreement.

          14.7.2 No System Lessor shall receive any monetary benefit for or on account of Jones' Initial Deposit or Jones' Additional
Deposit.

          14.7.3 Within five days after the day on which payment is made by any System Lessor to Tri-Tek for any System which constitutes one of the first 1,000 Systems to which reference is made in
Section 2.3 above, as amended by Section 14.7.1 above, (a) Tri-Tek shall refund to Jones the sum of $250.00 in respect of each such System, and (b) Jones' Initial Deposit thereby shall be decreased by the total amount of such refund, in each instance until such time as
(y) Jones' Initial Deposit is exhausted fully thereby and/or pursuant



to Section 2.3 above, or (z) otherwise is refunded by Tri-Tek to Jones pursuant to this Agreement.

          14.7.4 Within five days after the day on which payment is made by any System Lessor to Tri-Tek for any System which constitutes one of the first 2,500 Systems to which reference is made in
Section 2.6 above, as amended by Section 14.7.1 above, (a) Tri-Tek shall refund to Jones the sum of $100.00 in respect of each such System, and (b) Jones' Additional Deposit thereby shall be decreased by the total amount of such refund, in each instance until such time as (y) Jones' Initial Deposit is exhausted fully thereby and/or pursuant to Section 2.6 above, or (z) otherwise is refunded by Tri-Tek to Jones pursuant to this Agreement.

          14.7.5 Notwithstanding Section 14.7.3 or Section 14.7.4 above, Tri-Tek may, in lieu of making the refunds to Jones which are referenced therein, give System Lessors a credit for the amount of such refunds on Invoices by Tri-Tek to System Lessors for the Systems as to which such refunds apply. However, such credits must be separately itemized and identified on such Invoices. As between Tri-Tek and Jones, (a) Tri-Tek shall be deemed to have given Jones such refunds on the day on which the subject Invoice is due and payable by the System Lessor pursuant to this Agreement, and (b) it shall be Jones' responsibility to assure that the System Lessor pays Jones or give Jones credit for the amount of such refunds.

     14.8 Termination Of Agreement And System Lessors.

          14.8.1 Jones shall have the right from time-to-time to assign to one or more System Lessors, in whole or in part, Jones' right or obligation, as applicable, to purchase Conforming Systems pursuant to Article 8 above by written notice thereof to Tri-Tek from time-to-time. To be effective, each such notice shall specify the number of affected Systems and the name and address of the System Lessor as to which such assignment is made. Each such notice may constitute a notice from Jones to Tri-Tek pursuant to Section 14.3 above. Upon such assignment, (a) Jones' right or obligation, as applicable, to purchase Conforming Systems pursuant to Article 8 above shall be deemed satisfied to the extent of the number of Systems encompassed by such assignments, respectively, (b) Jones shall be deemed prospectively released from all obligations to pay Tri-Tek for such Systems, the freight charges pursuant to Section 5.5 above in respect of such Systems and the taxes pursuant to Section 5.6 above in respect of such Systems, and (c) the System Lessor to which the assignment is made shall be deemed to have agreed to pay Tri-Tek for such Conforming Systems, freight charges and taxes as and when payment therefor would be due by Jones for such Systems pursuant to
Section 7.3 above if Jones were the purchaser of such Systems.

          14.8.2 The price to be paid by System Lessors to Tri-Tek for Conforming Systems purchased pursuant to Article 8 above shall be the same Price determined pursuant to, and/or as provided in,
Section 8.9 above which would be payable by Jones to Tri-Tek if Jones were the purchaser of the Conforming Systems.



          14.8.3 The provisions of Section 8.10 above shall apply with equal force and effect to and in respect of all System Lessors.

     14.9 Representations, Warranties And System Lessors.

          14.9.1 Tri-Tek acknowledges that Jones will rely on all representations and warranties of Tri-Tek set forth in this Agreement in all matters with and with respect to System Lessors which in any manner or fashion relate to Systems including, without limitation, when (a) making any assignment to any System Lessor to which reference is made above in this Article 14, (b) taking any action which results in a System Lessor submitting a Purchase Order to Tri-Tek, and (c) entering into any contract or agreement with any System Lessor pursuant to which the System Lessor agrees to purchase any Systems from Tri-Tek and/or lease any Systems to Jones.

          14.9.2 Without diminishing any of the representations, warranties, covenants, agreements, duties, responsibilities, obligations, liabilities, rights and/or remedies at law in favor of System Lessors as the purchasers of System and/or any of the indemnities in favor of System Lessors pursuant to Section 12.1 above, all of the representations, warranties, covenants, agreements, duties, responsibilities, obligations and liabilities including, without limitation, indemnities, of Tri-Tek set forth in this Agreement and those which at law, and all representations and/or warranties which, pursuant to this Agreement or at law, are deemed made by Tri-Tek, shall be for the benefit of Jones in respect of all Systems for which any System Lessor could have a payment obligation to Tri-Tek, notwithstanding such payment obligation and/or the status of a System Lessor as the purchaser of any Systems. Accordingly, Jones shall retain, undiminished, all of rights and remedies. Such rights and remedies of Jones and System Lessors, respectively, shall be deemed independent of each other and may be exercised and enforced independently by Jones and System Lessors, respectively.

     14.10     General Provisions Regarding System Lessors.

          14.10.1 No System Lessor shall have any payment obligation or other liability to Tri-Tek for any item or with respect to any matter as to which Jones would have no payment obligation or other liability to Tri-Tek under this Agreement.

          14.10.2 In no event shall any System Lessor be or be deemed to be the agent of Jones in connection with the System Lessor's ordering and/or purchasing any System from Tri-Tek.

          14.10.3 All notices by Tri-Tek to any System Lessor shall be given by Tri-Tek in the manner specified in Section 15.11 below, and the further provisions of Section 15.11 below also shall apply in respect of notices given by Tri-Tek to System Lessors. Each notice to a System Lessor shall be given to the System Lessor at its most current address (a) of which Jones advised Tri-Tek in writing pursuant to Section 14.3 above or otherwise, or (b) the System Lessor advised Tri-Tek in writing. Tri-Tek shall send Jones a copy of each notice to each System Lessor on the date Tri-Tek gives the notice to the System Lessor, and Tri-Tek shall not be deemed to have given the notice to



the System Lessor unless and until Tri-Tek sends a copy thereof to Jones. Such copies shall be deemed notices to Jones and shall be given to Jones at its then current address for notices under
Section 15.11 below in the manner therein set forth.

          14.10.4 No term or provision of this Agreement shall be deemed modified or amended in any respect except to the extent specifically modified or amended by the foregoing provisions of this
Article 14.

15.  Miscellaneous.

     15.1 Amendments. Except to the extent provided to the contrary herein, this Agreement (including any exhibit to this Agreement) may not be modified or amended except by an instrument in writing signed by the parties hereto. Accordingly, no course of conduct shall constitute an amendment or modification of this Agreement (including any exhibit to this Agreement).

15.2 Severability. In the event any one or more of the provisions contained in this Agreement or any application thereof finally shall be declared by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement or any application thereof shall not in any way be affected or impaired, except that, in such an event, this Agreement shall be amended in such respects as are necessary to provide the party adversely affected by such declaration with the benefit of its expectation, such expectation being evidenced by the provision(s) affected by such declaration, to the maximum extent legally permitted. The parties hereto shall negotiate the terms of such amendment in good faith but, in the event they do not reach an agreement in that regard for any reason, the court in which the aforesaid declaration is made shall have the right to effectuate such amendment or, if that is not possible, provide the party adversely affected by such declaration with another appropriate remedy.

15.3 Binding Agreement. Subject to the provisions of Section 15.4 below, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

15.4 Assignment And Subcontracting. This Agreement may not be assigned, transferred, pledged or hypothecated by Tri-Tek, whether voluntarily or involuntarily, and Tri-Tek may not subcontract to another any of the obligations of Tri-Tek under this Agreement, in each instance without the prior written consent of Jones which may be withheld for any reason whatsoever and, if given, may be subject to such conditions as Jones determines appropriate in its sole discretion.

15.5 Independent Contractor. Tri-Tek shall carry out its duties and obligations under this Agreement as an independent contractor and not as a joint venturer with Jones or an agent of Jones, and Tri-Tek's performance shall not be subject to supervision or control by Jones, but shall be subject solely to the terms of this Agreement.




15.6 Headings. Headings of articles and sections in this Agreement are for the convenience of the parties only. Accordingly, they shall not constitute a part of this Agreement when interpreting or enforcing this Agreement.

     15.7 Defined Terms. All defined terms used in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular and/or plural, in each instance as the context and/or particular facts may require.

     15.8 Set-Off Rights. Jones shall have the right to set-off, against all of its monetary obligations to Tri-Tek from time-to-time, all then unsatisfied obligations of Tri-Tek to Jones.

     15.9 Limitation On Jones' Obligations. Jones shall have no monetary obligation to Tri-Tek under or as a result of this Agreement other than to pay (a) Jones' Initial Deposit and, to the extent applicable under this Agreement, Jones' Additional Deposit, and (b) for Conforming Systems and System Components which Jones purchases (including those which Jones is required to purchase) from Tri-Tek pursuant to this Agreement, together with applicable taxes and freight charges as specifically provided in this Agreement. Likewise, all obligations of Tri-Tek under this Agreement shall be performed and satisfied by Tri-Tek (y) at Tri-Tek's sole cost and expense, and (z) without any charge to Jones therefor other than as specifically set forth in this Agreement.

     15.10 Sales Free And Clear Of Liens. All Systems and System Components delivered by Tri-Tek to Jones and all Maintenance Providers, respectively, shall be free and clear of all liens, encumbrances and security interests for monies borrowed by Tri-Tek.
In furtherance thereof, unless Tri-Tek notifies Jones to the contrary from time-to-time, Tri-Tek shall be deemed continuously to represent to Jones that Tri-Tek has no financing which is secured by any Systems or System Components. If any such financing exists, Tri-Tek shall be required to obtain and provide Jones with such documents as Jones reasonably may request in order to evidence that the holder of such financings release all interests they have or could have in Systems and System Components after they are delivered by Tri-Tek to Jones and a Maintenance Provider, respectively.

15.11 Notices. Any notice, demand, request or other communication required or permitted under this Agreement (collectively, "Notices") shall be deemed sufficiently given if delivered personally, sent by registered or certified U.S. Mail, return receipt requested, postage prepaid, sent by a national overnight delivery service (such as Federal Express), or sent by telefax, in each instance addressed and delivered personally or sent for delivery as hereinafter provided in this Section 15.11.

          15.11.1  In the case of Tri-Tek:

                     Tri-Tek Information Systems, Inc.
                     425 Woodsmill Road South, Suite 270
                     Chesterfield, Missouri 63017



                     Attn: David Fuchs
                     Telefax No. (314) 569-5088

          15.11.2  In the case of Jones:

                     Edward D. Jones & Co., L.P.
                     201 Progress Parkway
                     St. Louis, Missouri 63043-3042
                     Attn: Rich Malone
                     Telefax No. (314) 851-4471

                     With a contemporaneous copy to:

                     Lewis, Rice & Fingersh
                     500 N. Broadway - Suite 2000
                     St. Louis Missouri 63102-2147
                     Attention: Charles H. Fendell, Esq.
                     Telefax No. (314) 241-6056

          15.11.3 Each of Tri-Tek and Jones shall have the right to change its address, the person to whose attention notices and other communications are to be given to it, its telefax number, and the entity, and particulars regarding such entity, to which copies of notices and other communications to it are to be given, in each instance by written notice to the other of them in the manner provided in this Section 15.11.

          15.11.4 Any notice or copy thereof (i) personally delivered shall be deemed given when received by the intended recipient, (ii) sent by telefax shall be deemed given when so sent to the intended recipient provided the original of, as applicable, the notice or copy thereof is given by another means specified above in this
Section 15.11, and (iii) sent by registered or certified U.S. Mail or an overnight delivery service shall be deemed given on the earlier of the date of receipt by the intended recipient or three days after the date on which, as applicable, the notice or copy thereof is so sent, provided, however, that any notice or copy thereof by Jones to Tri-Tek pursuant to Article 3, Article 4 or Section 7.7(c) above, and all termination notices by Tri-Tek and Jones pursuant to Article 8 above, which are sent by registered or certified U.S. Mail or an overnight delivery service shall be deemed given on the day it is deposited in the U.S. Mail or delivered to the overnight delivery service.
     15.12 Recitals. The recitals to this Agreement are hereby incorporated herein as an integral part hereof.

     15.13 Interest. Interest on any monetary obligation under this Agreement shall accrue at the from time-to-time prime rate of interest of The Boatmen's National Bank of St. Louis, or the successor thereto, plus 0.5% from the due date thereof to the date of payment thereof.

     15.14 Noncumulative Remedies. Except to the extent expressly provided to the contrary in this Agreement, no right or remedy conferred by this Agreement is exclusive of any other right or remedy conferred herein or by law or in equity; rather, all of such rights



and remedies are cumulative of every other such right or remedy and may be exercised concurrently or separately from time-to-time.

     15.15 Breach And Waiver. No waiver of any breach of this Agreement shall (a) be effective unless it is in a writing which is executed by the party charged with the waiver, or (b) constitute a waiver of a subsequent breach, whether or not of the same nature. All waivers shall be strictly construed. No delay in enforcing any right or remedy as a result of a breach of this Agreement shall constitute a waiver thereof. Further, and without limiting the generality of the foregoing, (y) reference in this Agreement to an act by Jones not constituting a waiver or release in respect of particularly identified matters is for illustrative purposes only and, accordingly, shall not constitute a waiver or release by Jones of other obligation of Tri-Tek under this Agreement, and (z) an act which, by this Agreement, is stated not to constitute a waiver or release of matters, whether or not particularly identified, also shall not constitute a waiver or release of any right or remedy which exists under this Agreement or otherwise as a result of a breach of this Agreement.

     15.16 Appointment Of Attorney-In-Fact. Tri-Tek hereby irrevocably designates and appoints Jones and Jones' officers as Tri-Tek's agents and attorneys-in-fact to execute and file all documents which Tri-Tek fails to, as applicable, execute and file, with the same legal force and effect as if, as applicable, executed and filed by Tri-Tek. The foregoing shall not, however, constitute a waiver by Jones of (a) a breach of this Agreement by Tri-Tek which results from Tri-Tek's failure timely to execute and, if applicable, file such documents, or (b) any right or remedy which Jones has or could have as a result of such a breach.

     15.17 Force Majeure. Any delays or failures by either party hereto in the performance of the obligations hereunder shall be excused if and to the extent such delays or failures are caused by occurrences beyond such party's control, including, without limitation, acts of God, strikes or other labor disturbances, war, whether declared or not, sabotage, and/or any other cause or causes, whether similar or dissimilar to those herein specified, which cannot reasonably be controlled by such party. The period of excused performance pursuant to the foregoing shall be (and only shall be) the actual period during which such an occurrence continues. Accordingly, neither party hereto shall have the right to terminate this Agreement for cause on account of a failure of the other party timely to perform its obligations hereunder during the period of such excused performance pursuant to the foregoing.

     15.18 Exhibits. Each exhibit to this Agreement to which reference is made in this Agreement is hereby incorporated in this Agreement as an integral part of this Agreement. In the event of a conflict between the terms and provisions of this Agreement, absent the exhibits, and any of the terms and provisions of any of such exhibits or any amendments thereto as permitted by this Agreement, the terms of this Agreement, absent the exhibits, shall control.

     15.19 Specific Performance And Injunctions. Recognizing that damages may not be an adequate remedy to Jones in the event of a



breach (or an alleged or threatened breach) of this Agreement by Tri-Tek, Jones shall have the right to, as applicable, specifically enforce this Agreement and restrain and enjoin breaches or threatened breaches of this Agreement by Tri-Tek, without the necessity of Jones posting any bond in connection therewith (which is hereby waived by Tri-Tek).

     15.20 Attorney's Fees. In the event either party hereto institutes litigation against the other party as a result of a breach (or an alleged breach) of this Agreement, the prevailing party in such litigation shall have the right to seek and obtain in such litigation its attorneys', accountants' and expert fees, costs and expenses incurred in connection with, as applicable, the institution and prosecution, or the defense, of such litigation, which shall be in addition to the damages and relief which the prevailing party may seek and be awarded in such litigation.

     15.21 Use Of Jones' Name. No right, express or implied, is granted by this Agreement to Tri-Tek to use, in any manner or fashion, the name of Jones or any other trade name or trademark of Jones.

     15.22 Survival. All of Tri-Tek's and Jones' respective obligations, representations and warranties under this Agreement which are not, by the expressed terms of this Agreement, fully to be performed during the term of this Agreement shall survive the expiration of the term or earlier termination of this Agreement for any reason.

     15.23 Delivery Of Documents. Jones shall not have any obligation to review any documents delivered by Tri-Tek to Jones under this Agreement. In the event Jones does review any of such documents, such review shall not be deemed an acknowledgement by Jones that such documents fulfill the requirements of this Agreement and Jones shall have no duty to inform Tri-Tek that such documents do not meet the requirements of this Agreement.

     15.24 Inspection Of Tri-Tek's Headquarters. At any time and from time-to-time during the term of this Agreement, Jones may, without prior notice, during Tri-Tek's business hours inspect Tri-Tek's facilities at Tri-Tek's Headquarters which are being used, in any manner, in the development and/or construction of Systems and/or any System Component.
     15.25 Performance Bond. Tri-Tek acknowledges that Jones may seek one or more bonds which secure performance by Tri-Tek of some or all of its obligations under this Agreement. Accordingly, in the event Jones applies for any such bond, Tri-Tek agrees fully to cooperate with Jones in order for Jones to obtain the bond including, without limitation, by providing the entity which Jones may seek to issue the bond with all documents the entity may request of or with respect to Tri-Tek for the stated purpose. The cost of the issuance of each such bond shall be paid by Jones.

     15.26     Tri-Tek's Financial Statements.  On the date this
Agreement is executed and delivered, Tri-Tek shall provide Jones with a copy of Tri-Tek's audited or reviewed financial statements, including all notes thereto, by a nationally recognized certified



public accounting firm or by a regionally or locally recognized certified public accounting firm if, and then during the period, such firm is approved by Jones in the exercise of its reasonable business judgment (collectively, "Tri-Tek's Financial Statements") as of the close of business of Tri-Tek's fiscal year last completed. Tri-Tek shall deliver to Jones a copy of Tri-Tek's Financial Statements for Tri-Tek's current fiscal year and for each subsequent fiscal year (during the term of this Agreement) within ten days after the day on which the applicable Financial Statements are received by Tri-Tek but in no event later than ninety days after the completion of the applicable fiscal year.

     15.27 Tri-Tek's Estoppel. Tri-Tek shall be estopped from denying and/or defending any claim against Tri-Tek on the basis of (a) Jones' participation in the design and development of any System, and
(b) Jones' exercise of any other rights under this Agreement including, without limitation, Jones' approval of the appointment of a Project Manager.

     15.28     Maintenance Providers.

          15.28.1 Jones shall have the right, from time-to-time by written notice to Tri-Tek, to (a) delete entities which no longer constitute Maintenance Providers, and (b) add entities which shall thereafter constitute Maintenance Providers. Tri-Tek shall not sell or deliver any System Components to any entity after the time the entity ceases to constitute a Maintenance Provider and notice thereof is given by Jones to Tri-Tek.

          15.28.2 All of the representations, warranties, covenants, agreements, duties, responsibilities, obligations and liabilities including, without limitation, indemnifies, of Tri-Tek set forth in this Agreement, and all representations and/or warranties which, pursuant to this Agreement, are deemed made by Tri-Tek, and also those which exist at law, shall be for the benefit of each and both of Jones and the obligated Maintenance Provider in respect of all System Components for which that Maintenance Provider could have a payment obligation to Tri-Tek, irrespective of such payment obligation or the Maintenance Provider's status as the purchaser of the System Component. Accordingly, all rights and remedies in respect thereof shall constitute the rights and remedies of each and both of Jones and such obligated Maintenance Provider. All of such rights and remedies may be exercised and enforced by the obligated Maintenance Provider on its own behalf and/or by Jones on its own behalf and/or as the agent of such obligated Maintenance Provider.

          15.28.3 Each Maintenance Provider shall be deemed to be a third party beneficiary of this Agreement, and termination by Jones of an entity's status as a Maintenance Provider shall not diminish such status in respect of System Components theretofore sold by Tri-Tek to the Maintenance Provider.

          15.28.4 All acts and omissions of a Maintenance Provider shall be attributable solely to that Maintenance Provider, as a result of which (x) Jones shall not be liable or otherwise responsible for any act or omission of any Maintenance Provider, (y) no Maintenance



Provider shall be liable or otherwise responsible for any act or omission of Jones or any other Maintenance Provider, and (z) Tri-Tek shall not have the right to terminate this Agreement as a result of any act or omission of any Maintenance Provider.

     15.29 Entire Agreement. Except to the extent provided to the contrary herein, this Agreement contains all of the understanding and agreements of the parties hereto in respect of the subject matter hereof as of the date of this Agreement, and any and all prior understanding and agreements, expressed or implied, between the parties hereto are superseded hereby.

15.30 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Missouri, the courts of which shall have exclusive jurisdiction over any dispute arising hereunder.

     15.31 Use Of Terms. Use of the terms "hereunder", "herein", "hereby", and similar terms refer to this Agreement.

     15.32 Legal Representation. Each of Tri-Tek and Jones, as the representing party, represents to the other of them that (a) it has sought, obtained and received independent legal representation, advice and counsel from attorneys of its choice in connection with this Agreement and the negotiation and execution of this Agreement,
(b) it has read and fully understands all of the provisions of this Agreement, (c) this Agreement fairly and adequately sets forth its intentions and agreements in respect of the subject matter of this Agreement, and (d) upon its execution of this Agreement it intends to be bound, and it acknowledges that it will be bound, by this Agreement.

     15.33 Tri-Tek's Authority. Tri-Tek represents and warrants to Jones that (a) Tri-Tek is a corporation duly organized, validly existing and in good standing under and in accordance with the laws of the State of Missouri, (b) Tri-Tek's execution and delivery of this Agreement has been duly authorized by all requisite corporation action, (c) the execution and delivery of this Agreement by Tri-Tek, and the performance by it of all of its obligations hereunder, do not and will not conflict with its Articles of Incorporation, its By-Laws, or any contract to which it is a party or by which it otherwise may be bound, (d) the person who will execute and deliver this Agreement for Tri-Tek and on its behalf is duly authorized and has all requisite authority to do the same, and (e) upon Tri-Tek's execution and delivery of this Agreement, it shall be binding upon and enforceable against Tri-Tek in accordance with its terms.

     15.34 Jones' Authority. Jones represents and warrants to Tri-Tek that (a) Jones is a limited partnership duly organized, validly existing and in good standing under and in accordance with the laws of the State of Missouri, (b) Jones' execution and delivery of this Agreement has been duly authorized by all requisite action, (c) the execution and delivery of this Agreement by Jones, and the performance by it of all of its obligations hereunder, do not and will not conflict with its Certificate of Limited Partnership, its limited partnership agreement or any contract to which it is a party or by



which it otherwise may be bound, (d) the person who will execute and deliver this Agreement for Jones and on its behalf is duly authorized and has all requisite authority to do the same, and (e) upon Jones' execution and delivery of this Agreement, it shall be binding upon and enforceable against Jones in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have duly executed and have caused this Agreement duly to be executed and delivered as of the date first written above.


                              EDWARD D. JONES & CO., L.P.




By:__________________________________________
                                   Rich Malone, Principal


                              TRI-TEK INFORMATION SYSTEMS, INC.




By:__________________________________________
                                   David Fuchs, President





                           LIST OF EXHIBITS


Exhibit No.          Identity of Exhibit

   1.12        Initially approved Cost And Vendor Schedule

   1.14 Current Design Specifications for the Prototype System (and for particular System Components thereof)

   1.35        Jones' Needs as of the date of the Agreement

   1.39 Current design, functions and performance specifications of the Monitoring/Control Subsystem

   1.41        Packaging Specifications for shipment of Systems

   1.42 Current Performance Specifications for the Prototype System (and for particular System Components thereof)

   1.54 Current design, functions and performance specifications of the RAID System




TABLE OF CONTENTS

1.   Definitions                                            1
1.1  Actual Cost                                            1
1.2  Affiliates                                             1
1.3  Allowance                                              2
1.4  Assembly Charge                                        2
1.5  Audit                                                  2
1.6  Bankruptcy Code                                        2
1.7  Business Day                                           2
1.8  Conforming Systems                                     2
1.9  Contractor                                             2
1.10 CO-OP Dollars                                          2
1.11 Copyright Act                                          3
1.12 Cost And Vendor Schedule                               3
1.13 Customer                                               3
1.14 Design Specifications                                  3
1.15 Developed Firmware                                     3
1.16 Developments                                           3
1.17 Document Production                                    4
1.18 Documents                                              4
1.19 Final Phase One Test Date                              4
1.20 Final Phase Two Test Date                              4
1.21 Final Rejection Notice                                 4
1.22 Indemnified Parties                                    4
1.23 Initial Phase One Test Date                            4
1.24 Initial Phase Two Test Date                            4
1.25 Initial Phase Two Test Period                          4
1.26 Initial Phase Two Test Systems                         4
1.27 Initial Rejection Notice                               4
     1.28 Invoice                                           4
1.29 Jones' Additional Deposit                              4
1.30 Jones' Branch Office                                   5
1.31 Jones Companies                                        5
1.32 Jones' Confidential Information                        5
1.33 Jones' Headquarters                                    5
1.34 Jones' Initial Deposit                                 5
1.35 Jones' Needs                                           5
1.36 Jones' Software                                        5
1.37 Jones' Third Party Software                            5
1.38 Maintenance Providers                                  6
1.39 Monitoring/Control Subsystem                           6
1.40 MCS Serial Number                                      6
1.41 Packaging Specifications                               6
1.42 Performance Specifications                             6
1.43 Phase One Completion Date                              6
1.44 Phase One Systems Test Date                            6
1.45 Phase One Test Systems                                 6
1.46 Phase Two Completion Date                              6
1.47 Phase Two Test Period                                  7
1.48 Phase Two Test Systems                                 7
1.49 Price                                                  7
1.50 Profit Percent                                         7
1.51 Project Manager                                        7
1.52 Prototype System                                       7



1.53 Purchase Order                                         7
1.54 RAID System                                            7
1.55 System Serial Number                                   7
1.56 Specification Date                                     7
1.57 Specifications                                         7
1.58 Standing Order                                         7
1.59 Systems                                                7
1.60 System Components                                      8
1.61 System Lessors                                         8
1.62 Technology Changes                                     8
1.63 Test Systems                                           8
1.64 Third Parties                                          8
1.65 Third Party Rights                                     8
1.66 Third Party Firmware                                   8
1.67 Tri-Tek's Headquarters                                 8
1.68 Tri-Tek's Third Party Software                         8
1.69 UCC                                                    8

2.   Jones' Initial Deposit And Jones' Additional Deposit   9
2.1  Payment Of Jones' Initial Deposit                      9
2.2  Refund Of Jones' Initial Deposit                       9
2.3  Application Of Jones' Initial Deposit                  9
2.4  Payment Of Jones' Additional Deposit                   9
2.5  Refund Of Jones' Additional Deposit                    9
2.6  Application Of Jones' Additional Deposit               9
2.7  Minimum Purchase Of Systems                            10

3.   Development Of System And System Components            10
3.1  Tri-Tek's Initial Duties                               10
3.2  Tri-Tek's Further Duties                               11

4.   Testing Of Systems                                     14
4.1  Phase One Testing                                      14
4.2  Phase Two Testing                                      16

5.   Sales And Purchases Of Systems And System Components   19
5.1  Sales And Purchases Of Systems Pursuant To Standing Orders  19
5.2  Sales And Purchases Of Systems And System Components
           Pursuant To Purchase Orders                      20
5.3  Place And Means Of Delivery Of Systems And System Components 21
5.4  Packaging And Invoicing                                21
5.5  Freight Charges                                        21
5.6  Taxes22
5.7  Rejection Of Systems And System Components For Non-Conformance   22

6.   Tri-Tek's Purchase Of System Components And Cost And Vendor
     Schedules                                              23
6.1  Tri-Tek's Purchase Of System Components                23
6.2  Jones' Rights Regarding System Components              24
6.3  Allowances & CO-OP Dollars                             24
6.4  Inventory Method Of Pricing                            25
6.5  Cost And Vendor Schedule Compliance                    25

7.   Price Of Systems And System Components, Payment Therefor And
     Audits                                                 25
7.1  Price Of Systems And System Components                 25



7.2  Invoicing Jones And Maintenance Providers              27
7.3  Payment For Systems And System Components              28
7.4  Actual Cost Documentation                              29
7.5  Retention Of Documents                                 29
7.6  Review Of Documents And Audit Of Books And Records     29
7.7  Results Of Document Productions And Audits             29

8.   Term And Termination                                   30
8.1  General                                                30
8.2  Tri-Tek's Breach                                       30
8.3  Jones' Termination Without Cause                       31
8.4  Tri-Tek's Superior Skill And Expertise                 31
8.5  Jones' Breach                                          32
8.6  Jones' Damages And Remedies                            32
8.7  Tri-Tek's Damages And Remedies                         33
8.8  Jones' Permissive Purchase Of Systems And System Components 35
8.9  Price Of Systems And System Components To Jones On Termination   35
8.10 Termination Of Standing Order And
           Cancellation Of Purchase Orders                  36
8.11 Duties Upon Termination                                36

9.   Intellectual Property Rights                           36
9.1  Rights In Developments                                 36
9.2  Third Party Rights                                     37
9.3  Jones' Third Party Software                            38
9.4  Jones' Software                                        39
9.5  Disclosure Of Developments                             39
9.6  Third Party Infringement                               39
9.7  Tri-Tek's Rights In The Developments                   40
9.8  Intellectual Property Markings                         40

10.  Representations And Warranties                         40
10.1 Systems And System Components                          40
10.2 Manufacturer's Warranties                              41
10.3 Warranties At Law                                      41
10.4 Authority                                              42
10.5 No Infringement                                        42
10.6 Compatibility                                          42
10.7 No Impairment                                          42
10.8 Tri-Tek's Experience                                   43
10.9 Tri-Tek's Employees                                    43
10.10     Packaging Specifications                          44
10.11     Qualified Personnel                               44
10.12     Ownership And Control Of Tri-Tek                  44
10.13     Continuous Representations And Warranties         44
10.14     Application To Maintenance Providers              44

11.  Project Manager                                        44
11.1 Appointment                                            44
11.2 Duties                                                 45
11.3 Termination Of Project Manager By Jones                45
11.4 Appointment Of New Project Manager                     45
11.5 Status Of Project Manager And Other Employees Of Tri-Tek    45

12.  Indemnification                                        46
12.1 Tri-Tek's Obligation To Indemnify                      46



12.2 Notice, Defense And Settlement Of Claims               46

13.  Confidentiality And Non-Competition                    48
13.1 Maintenance Of Confidentiality By Jones                48
13.2 Maintenance Of Confidentiality By Tri-Tek              48
13.3 Non-Competition                                        49

14.  Sales Of Systems To System Lessors                     49
14.1 General Statement                                      49
14.2 Status Of System Lessors                               49
14.3 Identity Of System Lessors                             50
14.4 Sales Of Systems To System Lessors                     50
14.5 Purchases Of Systems By System Lessors                 50
14.6 Pricing And Invoices To System Lessors                 52
14.7 Jones' Deposits And System Lessors                     53
14.8 Termination Of Agreement And System Lessors            54
14.9 Representations, Warranties And System Lessors         54
14.10     General Provisions Regarding System Lessors       55

15.  Miscellaneous                                          56
15.1 Amendments                                             56
15.2 Severability                                           56
15.3 Binding Agreement                                      56
15.4 Assignment And Subcontracting                          56
15.5 Independent Contractor                                 56
15.6 Headings                                               56
15.7 Defined Terms                                          57
15.8 Set-Off Rights                                         57
15.9 Limitation On Jones' Obligations                       57
15.10     Sales Free And Clear Of Liens                     57
15.11     Notices                                           57
15.12     Recitals                                          58
15.13     Interest                                          58
15.14     Noncumulative Remedies                            58
15.15     Breach And Waiver                                 59
15.16     Appointment Of Attorney-In-Fact                   59
15.17     Force Majeure                                     59
15.18     Exhibits                                          59
15.19     Specific Performance And Injunctions              60
15.20     Attorney's Fees                                   60
15.21     Use Of Jones' Name                                60
15.22     Survival                                          60
15.23     Delivery Of Documents                             60
15.24     Inspection Of Tri-Tek's Headquarters              60
15.25     Performance Bond                                  60
15.26     Tri-Tek's Financial Statements                    61
15.27     Tri-Tek's Estoppel                                61
15.28     Maintenance Providers                             61
15.29     Entire Agreement                                  62
15.30     Governing Law                                     62
15.31     Use Of Terms                                      62
15.32     Legal Representation                              62
15.33     Tri-Tek's Authority                               62
15.34     Jones' Authority                                  62